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                                                                    EXHIBIT 10.1


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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                          THE MAJESTIC STAR CASINO, LLC

             CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                           DATED AS OF OCTOBER 7, 2003

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

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 7, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

                  "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into any Borrower or a Restricted Subsidiary of any Borrower or becomes a Restricted Subsidiary of any Borrower, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into any Borrower or a Restricted Subsidiary of any Borrower or becoming a Restricted Subsidiary of any Borrower.

                  "Additional Documents" has the meaning set forth in Section 4.4(c).

                  "Adjusted Consolidated Cash Flow" means, with respect to any Person for any period, such Person's Consolidated Cash Flow for such period, adjusted to exclude (only to the extent included in calculating such Consolidated Cash Flow of such Person for such period, and without duplication) nonrecurring items (including, without limitation, restructuring costs) that would be permitted to be excluded in accordance with Item 10 of Regulation S-K under the Securities Act if Consolidated Cash Flow were included in a filing with the SEC.

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                  "Administrative Borrower" has the meaning set forth in Section
17.10.

                  "Advances" means advances made to Borrowers pursuant to the provisions of Section 2.1.

                  "Affiliate" means, as applied to any specified Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

                  "Agent" means WFF, in its capacity as arranger and administrative agent hereunder, and any successor thereto.

                  "Agent Advances" has the meaning set forth in Section
2.3(e)(i).

                  "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

                  "Agent's Liens" means the Liens granted by Borrowers or their Subsidiaries to Agent under this Agreement or the other Loan Documents.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "AMB Parking" means AMB Parking, LLC, a Delaware limited liability company.

                  "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local capital gains tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above. In no event shall the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state and local income tax to which an individual resident of the State of New York would be subject in the relevant year of
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determination (as certified to the Agent by a nationally recognized tax accounting firm) plus 5% and (2) 60%.

                  "Applicable Gaming Laws" has the meaning set forth in Section 9.1.

                  "Applicable Income Tax Rate" means a rate equal to the sum of
(i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above. In no event shall the Applicable Income Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state and local income tax to which an individual resident of the State of New York would be subject in the relevant year of determination (as certified to the Agent by a nationally recognized tax accounting firm) plus 5% and (2) 60%.

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 4% times the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 3% times the Maximum Revolver Amount, and (c) during the period from and including the date that is the second anniversary of the Closing Date up to the third anniversary of the Closing Date, 2% times the Maximum Revolver Amount, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the Maturity Date, 1% times the Maximum Revolver Amount.

                  "Applicable Unused Line Fee Percentage" means, as of any date of determination, an amount equal to (a) 0.25%, if the average Revolver Usage during the immediately preceding quarterly period was greater than $65,000,000,
(b) 0.375%, if the average Revolver Usage during the immediately preceding quarterly period was equal to or greater than $37,500,000 and less than or equal to $65,000,000, and (c) 0.50%, if the average Revolver Usage during the immediately preceding quarterly period was less than $37,500,000.

                  "Asset Sale" means any (a) direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition, other than in the ordinary course of business, of any assets of Parent or any of its Restricted Subsidiaries, (b) direct or indirect sale, assignment, transfer, lease, conveyance or other disposition of a Vessel, a material trademark owned by Parent or any of its Restricted Subsidiaries, or any Real Property on which a Casino is located, (c) direct or indirect issuance or sale of any capital Stock of any Restricted Subsidiary of Parent (other than directors' qualifying shares) to any Person, or (d) Event of Loss with respect to any assets of Parent or any of its Restricted Subsidiaries. For purposes of this definition, (i) any series of transactions that are part of a common plan shall be deemed a single Asset Sale, (ii) the term "Asset Sale" shall not include any transaction or series of transactions (other than transactions in respect of a Vessel, a material trademark owned by

Parent or any of its Restricted Subsidiaries, or any Real Property on which a Casino is located (excluding any Real Property adjacent to a Casino which does not contain the Casino)) that have a fair market value (or result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sales pursuant to this clause (ii) exceed $5,000,000, (iii) any merger, consolidation or sale of all or substantially all of the assets of Parent and its Restricted Subsidiaries that is governed by and complies with Section 7.3(a) shall not constitute an Asset Sale, (iv) the conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business, consistent with past practices of Parent and its Restricted Subsidiaries shall not constitute an Asset Sale, (v) the sale or disposition by Parent or any of its Restricted Subsidiaries of damaged, worn out or other obsolete personal property in the ordinary course of business shall not constitute an Asset Sale so long as such property is no longer necessary for the proper conduct of Parent's business or the business of such Restricted Subsidiary, as applicable, (vi) the liquidation of Cash Equivalents shall not constitute an Asset Sale, (vii) a transfer of assets by Parent to a Restricted Subsidiary or by a Restricted Subsidiary to Parent or another Restricted Subsidiary, and an issuance of Stock by a Restricted Subsidiary to Parent or to another Restricted Subsidiary, shall not be deemed to be an Asset Sale, and
(viii) any Investment that is not prohibited by Section 7.12 will not be deemed to be an Asset Sale.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

                  "Assumed Tax Benefit" shall mean, with respect to each fiscal year, the sum of (i) the product of (a) Ordinary Loss times (b) the Applicable Income Tax Rate, (ii) the product of (c) Long-Term Capital Loss times (d) the Applicable Capital Gain Tax Rate and (iii) the product of (a) Short-Term Capital Loss times (b) the Applicable Capital Gains Tax Rate.

                  "Assumed Tax Liability" shall mean the sum of the Assumed Ordinary Tax Liability, the Assumed Long-Term Capital Tax Liability and the Assumed Short-Term Tax Liability.

                  "Assumed Long-Term Capital Tax Liability" shall mean, the product of (i) the Net Capital Gain, if any, allocated by a Borrower to its Equity Holders for a fiscal year and (ii) the Applicable Capital Gain Tax Rate.

                  "Assumed Ordinary Tax Liability" shall mean (a) the product of
(a) the excess of (1) all items of taxable income gain (but not including capital gain) allocated by a Borrower to its Equity Holders for a fiscal year, over (2) the sum of all items of taxable deduction or loss (but not including capital loss) allocated by a Borrower to its Equity Holders for a fiscal year and (b) the Applicable Income Tax Rate.

                  "Assumed Short-Term Tax Liability" shall mean the product of
(i) the Net Short-Term Capital Gain, if any, allocated by a Borrower to its Equity Holders for a fiscal year and (ii) the Applicable Income Tax Rate.

                  "Authorized Person" means any officer or employee of Administrative Borrower.

                  "Availability" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

                  "Bank Product" means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) transactions under Hedge Agreements.

                  "Bank Product Agreements" means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

                  "Bank Product Provider" means Wells Fargo or any of its Affiliates.

                  "Bank Product Reserve" means, as of any date of determination, the lesser of (a) $2,000,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

                  "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

                  "Barden" means Don H. Barden, an individual.

                  "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

                  "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means, as of any date of determination, the following margin based upon Parent's most recent EBITDA calculation (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date through the date Agent receives the certified calculation of Parent's EBITDA in respect of the testing period ended on October 31, 2003 delivered by Parent pursuant to Section 6.3, the applicable Base Rate Margin shall be 0.50 percentage points:

Level                 EBITDA                              Base Rate Margin
-----                 ------                              ----------------
  I     greater than $65,000,000                       0.25 percentage points

 II equal to or greater than $55,000,000 and less 0.50 percentage points than or equal to $65,000,000

III     less than $55,000,000                          0.75 percentage points

                  Except as set forth in the foregoing proviso, the Base Rate Margin shall be based upon Parent's most recent EBITDA calculation, which will be calculated monthly based upon the 12 consecutive fiscal months then ended. Except as set forth in the initial proviso in this definition, the Base Rate Margin shall be re-determined each month on the first day of the month following the date Parent delivers to Agent the certified calculation of EBITDA pursuant to Section 6.3 hereof; provided, however, that if Parent fails to provide such certification when such certification is due, the applicable Base Rate Margin shall be set at the margin in the row styled "Level III" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the EBITDA calculation disclosed by such certification).

                  "BCG" means Barden Colorado Gaming, LLC, a Colorado limited liability company.

                  "BDI" means Barden Development, Inc., an Indiana corporation.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Berthing Agreement" means that certain Majestic Berthing Agreement, dated as of April 23, 1996, between Parent and BHR Joint Venture, as amended from time to time through the Closing Date.

                  "BHR Attributed Debt" shall have the meaning ascribed thereto in the Indenture.

                  "BHR Joint Venture" means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Parent, as of the Closing Date, owns a 50% membership interest, and any other Flow Through Entity owned solely by the members of the BHR Joint Venture.

                  "BHR Operating Agreement" means that certain First Amended and Restated Operating Agreement of the BHR Joint Venture, made as of October 31, 1995 (as amended through the Effective Date) by and between Trump Indiana, Inc., a Delaware corporation, and Parent.

                  "BMG" means Barden Mississippi Gaming, LLC, a Mississippi limited liability company.

                  "BNG" means Barden Nevada Gaming, LLC, a Nevada limited liability company.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means all of Administrative Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Administrative Borrower's and its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) all of its Accounts,

                           (b) all of its Books,

                           (c) all of its commercial tort claims,

                           (d) all of its Deposit Accounts,

                           (e) all of its Equipment,

                           (f) all of its General Intangibles,

                           (g) all of its Inventory,

                           (h) all of its Investment Property (including all of
its securities and Securities Accounts),

                           (i) all of its Negotiable Collateral,

                           (j) money or other assets of such Borrower that now
or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (k) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  The foregoing to the contrary notwithstanding, "Borrower Collateral" shall not include Excluded Assets.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

                  "Borrowing Base" means, as of any date of determination, an amount (calculated in sequential order) equal to (a) 150%, times (b) Parent's consolidated EBITDA for the twelve month period ending as of the last day of the month immediately preceding such date of determination minus (c) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

                  "Buffington Facility" means the Majestic Star Vessel, the Real Property, the Equipment, and other personal property, in each case, related thereto.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Cage Cash" means cash on hand at a Casino.

                  "Capital Corp." means The Majestic Star Casino Capital Corp., an Indiana corporation.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 1 year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above, and (g) repurchase obligations for underlying securities of the types and with the maturities described above.

                  "Cash Flow-Based Manager Distributions" means the distributions payable to BDI by Parent under the Management Agreement in an amount that does not exceed 5% of Borrowers' Adjusted Consolidated Cash Flow.

                  "Casino" means a gaming establishment owned by any Borrower or any Restricted Subsidiary and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other properties and assets directly ancillary thereto and used or to be used in connection therewith.

                  "Change of Control" means (a) a majority of the members of the Board of Directors of Parent do not constitute Continuing Directors, (b) Parent ceases to own, directly or indirectly, own and control 100% of the outstanding Stock of each of its Restricted Subsidiaries extant as of the Closing Date, (c) Permitted Holders shall cease to own and control, beneficially, directly, and of record more than 60% of the issued and outstanding Stock of Parent, (d) Parent shall cease to own and control, beneficially, directly and of record 45% of the issued and outstanding Stock of BHR Joint Venture, or (e) a "change of control" (as that term is defined in the Indenture as in effect on the Closing Date) has occurred.

                  "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "Closing Date Business Plan" means the set of Projections of Borrowers for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Restricted Subsidiaries in or upon which a Lien is granted under any of the Loan Documents (and shall not include the Excluded Assets).

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower's or its Restricted Subsidiaries' Books, Equipment or, Inventory, in each case, in form and substance satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Colorado Mortgage" means the Mortgage executed by BCG in favor of Agent encumbering the Real Property of BCG located in the state of Colorado.

                  "Commercial Tort Claim Assignments" has the meaning set forth in Section 4.4(b).

                  "Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

                  "Consolidated Cash Flow" means with respect to any Person for any period, the sum of:

                  (a) consolidated income (loss) from operations of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP, plus

                  (b) to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation, and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Closing Date that require an accrual of or a reserve for cash charges for any future period, and (y) normally recurring accruals such as reserves against accounts receivables), (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and Permitted Tax Distributions, (iii) Pre-opening Expenses, (iv) marine crew severance payments that were made by such Person during Parent's third fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $222,000, (v) payments on account of legal fees and expenses and claim reserves that were made by such Person during Parent's fourth fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $703,000, (vi) payments on account of retention bonuses that were made by such Person during Parent's fourth fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $196,000, (vii) retroactive gaming tax payments that were made by such Person during Parent's second fiscal quarter of its 2003 fiscal year, in an aggregate amount not in excess of $2,072,000, and (viii) losses from the retirement of Indebtedness incurred during Borrowers' fourth fiscal quarter of their 2003 fiscal year;

provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to such Person or to a Wholly Owned Subsidiary of such Person, (2) the income from operations of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its owners.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the result of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), plus, (b) the aggregate amount of all cash dividends or other cash payments in respect of Disqualified Capital Stock of such Person and its Restricted Subsidiaries made during such period, minus, (c) write-off of deferred financing costs, the amortization of original issue discount for Indebtedness in existence on the Closing Date, and any charge related to any premium or penalty paid, in each case, accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost, or charge was included in the calculation made pursuant to clause (a) above.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that (i) the Net Income of any other Person relating to any portion of such period that such other Person (a) is not a Wholly Owned Subsidiary of such Person, or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly Owned Subsidiary of such Person during such portion of such period, (ii) the Net Income of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its owners, and (iv) solely for the avoidance of doubt, any Returns from Unrestricted Subsidiaries shall be included.

                  "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders' (or members') equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated Restricted Subsidiaries, (ii) all upward re-valuations and other write-ups in the book value of any asset of such Person or a consolidated Subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in Subsidiaries of such Person that are not consolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries of such Person.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the Administrative Borrower or one of its Restricted Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or a bank (with respect to a Deposit Account).

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

                  "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

                  "Disqualified Capital Stock" means any Stock that (a) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or (b) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, (a) Parent's and its Restricted Subsidiaries consolidated net earnings (or loss), minus (b) extraordinary gains, plus (c) non-cash extraordinary losses, plus (d) interest expense, income taxes, and depreciation and amortization for such period, plus, (e) to the extent such amounts are deducted in calculating such consolidated net earnings (or loss) for such fiscal period, without duplication, losses from the retirement of Indebtedness incurred during Borrowers' fourth fiscal quarter of their 2003 fiscal year, plus (f) to the extent such amounts are deducted in calculating such consolidated net earnings (or loss) for such fiscal period, without duplication, the sum of (i) marine crew severance payments that were made by such Person during Parent's third fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $222,000, (ii) payments on account of legal fees and expenses and claim reserves that were made by such Person during Parent's fourth fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $703,000, (iii) payments on account of retention bonuses that were made by such Person during Parent's fourth fiscal quarter of its 2002 fiscal year, in an aggregate amount not in excess of $196,000, and (iv) retroactive gaming tax payments that were made by such Person during Parent's second fiscal quarter of its 2003 fiscal year, in an aggregate amount not in excess of $2,072,000, in each case as determined in accordance with GAAP.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably, withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership,
(d) with respect to an entity described in clause (a)(iv) of the definition of "Flow Through Entity," the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity," the persons treated for Federal income tax purposes as the owners of the trust property.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Event of Loss" means, with respect to any property or asset, any (a) loss, destruction, or damage of such property or asset, or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property or asset or confiscation or requisition of the use of such property or asset.

                  "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries more than 60 days past due and all book overdrafts of Borrowers and their Subsidiaries more than 60 days past due, in each case as determined by Agent in its Permitted Discretion.

                  "Excess Proceeds" has the meaning set forth in Section 7.4(b)(iv) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Excluded Assets" means (a) Cage Cash, (b) assets securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under this Agreement, (c) all Gaming Licenses and any license, contract or agreement to which such debtor is a party, to the extent, but only to the extent, that a grant of a Lien on such license

(other than any Gaming License or license issued under any Liquor Laws), contract or agreement is prohibited by law, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Excluded Assets shall not include, and the applicable Borrower shall be deemed to have granted a security interest in, all such licenses, contracts, or agreements as if such terms or defaults had never been in effect, and (d) the Stock in BNG, so long as it is an Unrestricted Subsidiary; provided, however, that Excluded Assets shall not include (and, accordingly, Borrower Collateral shall include) any and all proceeds of any of such assets; provided, further, that, any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (c) above no longer shall constitute an Excluded Asset (and instead shall constitute Borrower Collateral) from and after such time as the lessor, licensor, or other party to such agreement, permit, license, or the like consents to the grant of a Lien in favor of Agent in such agreement, permit, license, or the like or the prohibition against granting a Lien therein in favor of Agent shall cease to be effective.

                  "Excluded Transactions" means (a) the sale, distribution or liquidation of BNG, (b) the redemption, repurchase, or repayment of any Indebtedness of Parent or its Restricted Subsidiaries with cash proceeds of or in exchange for Indebtedness described in clause (h) of the definition of Permitted Indebtedness, (c) the Investment described in clause (n) of the definition of Permitted Investments, and (d) the acquisition of all of the Stock in AMB Parking.

                  "Existing Lender" means WFF.

                  "Existing Loan Agreements" means (a) that certain Loan and Security Agreement, dated as of August 2, 1999, between Parent and WFF, and (b) that certain Loan and Security Agreement, dated as of December 6, 2001, between Majestic Investor Holdings, BNG, BMG, and BCG.

                  "Existing Indentures" means (a) the Majestic Star Existing Indenture, and (b) the Majestic Investor Existing Indenture.

                  "Expense Reimbursement Agreement" means that certain Expense Reimbursement Agreement, dated as of the Closing Date, by and between Parent and BNG, pursuant to which BNG reimburses Parent for certain expenses, in an amount equal to the greater of $500,000 and the actual out-of-pocket expenses incurred by Parent for that fiscal year.

                  "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "FF&E" means furniture, fixture, and Equipment acquired by any Borrower or any Restricted Subsidiary of a Borrower in the ordinary course of business.

                  "FF&E Financing" means Purchase Money Obligations, Capital Lease Obligations or Industrial Revenue Bond Obligations incurred solely to acquire or lease, respectively, FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation, and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

                  "FF&E Lender" means a Person that is not an Affiliate of a Borrower and is a lender under FF&E Financing.

                  "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the IRC), (ii) a "qualified subchapter S subsidiary" (as defined in
Section 1361(b)(3)(B) of the IRC), (iii) a "partnership" (within the meaning of
Section 7701(a)(2) of the IRC) other than a "publicly traded partnership" (as defined in Section 7704 of the IRC), (iv) a business entity that is disregarded as an entity separate from its owners under the IRC, the Treasury Regulations, or any published administrative guidance of the Internal Revenue Service, or (v) a trust to the extent its income is includible in the taxable income of the grantor or another person under Sections 671 through 679 of the IRC (each of the entities described in the preceding clauses (i), (ii), (iii), (iv), and (v), a "Federal Flow Through Entity"), and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "Gaming Authority" means the Indiana Gaming Commission, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province or city or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Parent or any of its Subsidiaries.

                  "Gaming License" means any finding of suitability, registration, license, franchise, or other finding of qualification, or other approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which any Borrower or any of their Restricted Subsidiaries conduct business (including, without limitation, all such licenses granted by the Gaming Authorities, and the rules and regulations promulgated thereunder), and all applicable Liquor Licenses.

                  "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "GNC Land" means approximately 150 acres of land located adjacent to the Buffington Harbor gaming complex.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantor" means Capital Corp., Majestic Investor, Majestic Investor Capital Corp., Majestic Investor Holdings, and all of the current or future other Restricted Subsidiaries of Parent.

                  "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance satisfactory to Agent.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or its Restricted Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Hedging Obligations" means, with respect to any Person, the Indebtedness of such Person under Hedge Agreements.

                  "Holdout Lender" has the meaning set forth in Section 15.2(a).

                  "Indebtedness" means, with respect to any Person (without duplication): (a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) representing Capital Lease Obligations, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (viii) in respect of Hedging Obligations; (b) all Indebtedness of others that is guaranteed by such Person; and (c) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, Accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (i) the fair market value of such property at the time of determination and (ii) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such obligation is extinguished within two Business Days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Indenture" means that certain Indenture, dated as of October 7, 2003, among Parent, each of its Restricted Subsidiaries, Majestic Capital, and Indenture Trustee.

                  "Indenture Trustee" means (a) Bank of New York, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

                  "Industrial Revenue Bond Obligations" means obligations of Parent or any of its Restricted Subsidiaries in connection with industrial revenue bonds issued by the Mississippi Business Finance Corporation ("MBFC"), all of the proceeds of which are loaned by the MBFC to Parent or its Restricted Subsidiaries for the acquisition, construction or development of hotels or other improvements at the Parent's or its Restricted Subsidiaries' Casino located in Tunica County, Mississippi.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and each of their Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement between Agent and the Indenture Trustee, in the form of Exhibit I-1 attached hereto.

                  "Interest Coverage Ratio" means with respect to any Person for any period, the ratio of (a) such Person's EBITDA, to (b) Consolidated Interest Expense of such Person, in each case, for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption, or retirement by such Person or any of its Restricted Subsidiaries of any Indebtedness, or the issuance of any Disqualified Capital Stock, subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of such period. For purposes of making the computation referred to above, acquisitions that have been made by any Borrower or any Restricted Subsidiary of such Borrower, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers, and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could be reflected in the pro forma financial statements under GAAP) as a result of such acquisition, merger or consolidation, provided that (x) such cost savings were identified and quantified in an officer's certificate delivered to Agent at the time of the consummation of such acquisition, merger or consolidation, such officer's certificate states that such officer believes in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to accomplish such cost savings, and such officer's certificate is in form and substance satisfactory to Agent, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by Parent or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such officer's certificate (regardless, however, of whether the corresponding cost savings have been achieved during such period). Without limiting the foregoing, the financial information of Borrowers with respect to any portion of such period that falls before the Issue Date (as that term is defined in the Indenture) shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

                  "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers

(or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issue Date" means the date the Notes were issued.

                  "Issuing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out of pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any Subsidiary of a Borrower,
(h) Agent's and each Lender's reasonable costs and expenses (including outside counsel attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including outside counsel attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Fee" means, as of any date of determination, the following margin based upon Parent's most recent EBITDA calculation (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date through the date Agent receives the certified calculation of Parent's EBITDA in respect of the period ended on October 31, 2003 delivered by Parent pursuant to Section 6.3, the applicable Letter of Credit Fee shall be 2.75 percentage points:

Level                 EBITDA                            Letter of Credit Fee
-----                 ------                            --------------------
  I     greater than $65,000,000                       2.50 percentage points

 II equal to or greater than $55,000,000 and less 2.75 percentage points than or equal to $65,000,000

III     less than $55,000,000                          3.00 percentage points

                  Except as set forth in the foregoing proviso, the Letter of Credit Fee shall be based upon Parent's most recent EBITDA calculation, which will be calculated monthly based upon the 12 consecutive fiscal months then ended. Except as set forth in the initial proviso in this definition, the Letter of Credit Fee shall be re-determined each month on the first day of the month following the date Parent delivers to Agent the certified calculation of EBITDA pursuant to Section 6.3 hereof; provided, however, that if Parent fails to provide such certification when such certification is due, the applicable Letter of Credit Fee shall be set at the margin in the row styled "Level III" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Letter of Credit Fee shall be set at the margin based upon the EBITDA calculation disclosed by such certification).

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means, as of any date of determination, the following margin based upon Parent's most recent EBITDA calculation (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date through the date Agent receives the certified calculation of Parent's EBITDA in respect of the period ended on October 31, 2003 delivered by Parent pursuant to Section 6.3, the applicable LIBOR Base Rate Margin shall be 3.25 percentage points:

Level                  EBITDA                              LIBOR Rate Margin
-----                  ------                              -----------------
  I      greater than $65,000,000                       3.00 percentage points

 II equal to or greater than $55,000,000 and less 3.25 percentage points than or equal to $65,000,000

III      less than $55,000,000                          3.50 percentage points

                  Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be based upon Parent's most recent EBITDA calculation, which will be calculated monthly based upon the 12 consecutive fiscal months then ended. Except as set forth in the initial proviso in this definition, the LIBOR Rate Margin shall be re-determined each month on the first day of the month following the date Parent delivers to Agent the certified calculation of EBITDA pursuant to Section 6.3 hereof; provided, however, that if Parent fails to provide such certification when such certification is due, the applicable LIBOR Rate Margin shall be set at the margin in the row styled "Level III" as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the EBITDA calculation disclosed by such certification).

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Limited Recourse Guarantor" means BDI.

                  "Limited Recourse Guaranty" means that certain limited recourse guaranty executed and delivered by Limited Recourse Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

                  "Liquor Authorities" means the State of Mississippi State Tax Commission, the Mississippi Alcoholic Beverage Control Division of the Mississippi State Tax

Commission, the State of Colorado, City of Black Hawk, the State of Colorado Liquor Enforcement Division, State Licensing Authority of the State of Colorado, the State of Indiana Alcohol and Tobacco Commission, the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms, and any agency, authority, board, bureau, commission, department, office or instrumentality or any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages.

                  "Liquor Laws" means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

                  "Liquor License" means any license, permit, registration, qualification or other approval required to sell, dispense or distribute alcoholic beverages under the Liquor Laws.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Limited Recourse Guaranty, the Majestic Star Ship Mortgage, the Mortgages, the Officers' Certificate, the Stock Pledge Agreement, the Subordination of Colorado Mortgage, the Subordination of Majestic Star Ship Mortgage, the Subordination of Mississippi Mortgage, the Subordination of Preferred Fleet Mortgage, the Syndication Side Letter, the Trademark Security Agreement, the Tunica Ship Mortgage, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by a Borrower and the Lender Group in connection with this Agreement.

                  "Long-Term Capital Loss" shall mean, with respect to each fiscal year of the Borrower, the product of (i) Net Long-Term Capital Loss and
(ii) the Applicable Capital Gain Tax Rate.

                  "Majestic Corporation" means Majestic Investor Capital Corporation, a Delaware corporation.

                  "Majestic Investor" means Majestic Investor, LLC, a Delaware limited liability company.

                  "Majestic Investor Existing Indenture" means that certain Indenture, dated as of December 6, 2001, among Majestic Holdings, Majestic Investor, BNG, BMG, BCG, and The Bank of New York.

                  "Majestic Investor Capital Corp." means Majestic Investor Capital Corp., a Delaware corporation.

                  "Majestic Investor Existing Notes" shall mean the "Notes" as that term is defined in the Majestic Investor Existing Indenture.

                  "Majestic Investor Holdings" means Majestic Investor Holdings, LLC, a Delaware limited liability company.

                  "Majestic Investor Lien Release Letter" means a letter, in form and substance satisfactory to Agent, from The Bank of New York to Agent respecting the amount necessary to obtain a release of all of the Liens existing in favor of The Bank of New York with respect to the Majestic Investor Existing Notes in and to the assets of Borrowers and their Subsidiaries.

                  "Majestic Star Existing Indenture" means that certain Indenture, dated as of June 18, 1999, among Parent, Capital Corp., and IBJ Whitehall Bank & Trust.

                  "Majestic Star Existing Notes" shall mean the "Notes" as that term is defined in the Majestic Star Existing Indenture.

                  "Majestic Star Lien Release Letter" means a letter, in form and substance satisfactory to Agent, from The Bank of New York to Agent respecting the amount necessary to obtain a release of all of the Liens existing in favor of The Bank of New York with respect to the Majestic Star Existing Notes in and to the assets of Borrowers and their Subsidiaries.

                  "Majestic Star Ship Mortgage" means that certain Preferred Ship Mortgage dated as of the date hereof and executed by Parent in favor of Agent, encumbering the Majestic Star Casino Vessel and its related personal property.

                  "Majestic Star Vessel" means that certain Majestic Star riverboat casino owned and operated by Parent as of the Closing Date.

                  "Management Agreement" means that certain Management Agreement dated as of the Closing Date, by and between Parent, and BDI.

                  "Manager" means (a) for so long as a Borrower is a limited liability company, the managers of such Borrower appointed pursuant to its operating agreements, or (b) otherwise, the board of directors of such Borrower.

                  "Manager Distributions" has the meaning set forth in Section 7.13(b)(iv) of this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole,
(b) a material impairment of any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Agent's or the Lenders' ability to enforce the Obligations or realize upon the Collateral, or

(c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of any Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means the lesser of (a) $80,000,000 and (b) the maximum amount of Indebtedness hereunder permitted pursuant to the terms of the Indenture.

                  "Member" shall mean any Person having any interest in or to the assets or earnings of a limited liability company within the meaning of the laws of Delaware in the case of a Delaware limited liability company, the laws of Colorado in the case of a Colorado limited liability company, and the laws of Mississippi in the case of a Mississippi limited liability company.

                  "Mississippi Mortgage" means the Mortgage executed by BMG in favor of Agent encumbering the Real Property of BMG located in Mississippi.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, including, without limitation, the Colorado Mortgage and the Mississippi Mortgage, executed and delivered by a Borrower or a Subsidiary of Borrower in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Capital Gain" has the meaning set forth in IRC Section 1222.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss.

                  "Net Long-Term Capital Loss" has the meaning set forth in IRC
Section 1222.

                  "Net Short-Term Capital Gain" has the meaning set forth in IRC
Section 1222.

                  "Net Short-Term Capital Loss" has the meaning set forth in IRC
Section 1222.

                  "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of proceeds received in the form of cash or Cash Equivalents (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in such Asset Sale, in each case when received), net of:

                  (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale, other than any such costs payable to an Affiliate of Parent;

                  (b) taxes required to be paid by any Borrower, any of its Subsidiaries, or any Equity Holder of such Borrower (or, in the case of any Equity Holder of such Borrower that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year in which such sale is consummated or in the immediately succeeding taxable year, or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale;

                  (c) amounts required to be applied to the permanent repayment of Purchase Money Obligations and Capital Lease Obligations in connection with such Asset Sale; and

                  (d) appropriate amounts provided as a reserve by any Borrower or any Restricted Subsidiary of a Borrower, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Borrower or its Restricted Subsidiary, as applicable, after such Asset Sale (including without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification arising from such Asset Sale).

                  "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

                  "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

                  "Ordinary Loss" shall mean with respect to each fiscal year of a Borrower the excess of (i) all items of taxable income or gain (other than capital gain) allocated by a Borrower to its Equity Holders over (ii) all items of taxable deduction or loss (but not including capital loss) allocated by a Borrower to its Equity Holders.

                  "Originating Lender" has the meaning set forth in Section 14.1(e).

                  "Operating Agreement" means the Limited Liability Company Agreement of Parent, as amended from time to time.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Overdistribution" has the meaning set forth in Section
7.20(c).

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Parking Lease" means that certain Parking Lease by and between Buffington Harbor Parking Associates, LLC, as lessor, and Parent, as Lessee, dated as of June 19, 2000.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Holders" means, individually and collectively, BDI, Barden, Family Members of Barden, and Family Trusts of Barden.

                  "Permitted Indebtedness" means:

                           (a)      Indebtedness evidenced by this Agreement;

                           (b) Indebtedness in respect of FF&E Financing in an aggregate amount outstanding, at any one time, not to exceed $10,000,000;

                           (c) Indebtedness in respect of performance bonds, appeal bonds, surety bonds, insurance obligations or bonds, and other similar bonds and obligations incurred in the ordinary course of business and any guaranties thereof;

                           (d) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Agreement, provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging

                  Obligations relates and such Hedging Obligations shall not have been incurred for speculative purposes;

                           (e)      Indebtedness set forth in Schedule 5.20;

                           (f) Indebtedness (other than the Notes) of Borrowers in an aggregate principal amount outstanding, at any one time, not to exceed $10,000,000;

                           (g) Indebtedness outstanding under the Notes or guaranties in respect thereof in an aggregate principal amount not to exceed $270,000,000 at any one time outstanding; and

                           (h) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b)-(g) of this definition, or otherwise permitted under Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
                  (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

                  "Permitted Investments" means:

                           (a)      Investments in Parent, each Borrower, or any
Restricted Subsidiary that is a Wholly Owned Subsidiary of a Borrower;

                           (b)      Investments in Cash Equivalents;

                           (c)      Investments in a Person (the "Designated
Person"), if, as a result of such Investment, such Person (i) becomes a Wholly Owned Subsidiary of any Borrower, or (ii) is, subject to the terms and conditions of Section 7.3, merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Borrower or a Wholly Owned Subsidiary of such Borrower, so long as (A) no Default or Event of Default has occurred and is continuing or would result from any such Investment, (B) the Designated Person is engaged solely in a Related Business, (C) the Interest Coverage Ratio for Borrowers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Investment is made would have been not less than 1.80:1.00, determined on a pro forma basis, as if such Investment had been made at the beginning of such four-quarter period, and (D) not later than 3 Business Days prior to the date of such Investment, Agent shall have received a certificate from Parent's chief financial officer which sets forth the calculation of the Interest Coverage Ratio described above in clause (C) for the period described in such clause, which attaches the internal financial statements for Parent and its Subsidiaries which support such calculation, and which is otherwise in form and substance satisfactory to Agent;

                           (d)      Hedging Obligations;

                           (e)      Investments as a result of consideration
received in connection with an Asset Sale made in compliance with Section 7.4.

                           (f)      Investments existing as of the Closing Date
and set forth on Schedule P-1 attached hereto;

                           (g)      credit extensions to gaming customers in the
ordinary course of business consistent with industry practice;

                           (h)      Investments paid for solely with common
Stock (other than Disqualified Capital Stock) of any Borrower;

                           (i)      stock, obligations, or securities received
in settlement of debts created in the ordinary course of business and owing to any Borrower in satisfaction of judgments;

                           (j)      Investments in a joint venture that is
engaged in a Related Business between Parent or any of its Restricted Subsidiaries and the municipality of Black Hawk, Colorado, in an amount not to exceed $2,500,000, so long as Parent or the applicable Restricted Subsidiary grants a Lien to Agent in and to such Investment;

                           (k)      contributions by Parent or any of its
Restricted Subsidiaries of Undeveloped Land to a joint venture between Parent or any of its Restricted Subsidiaries, on the one hand, and the municipality of Gary, Indiana, on the other hand, for the purposes of developing on such Undeveloped Land non-gaming facilities; provided that for the avoidance of doubt, for purposes of determining the amount of any such Permitted Investment pursuant to this clause (k), (i) the amount of such contribution attributable to the amount or value of any Investments in, or capital expenditures or other payments with respect to, or development of or improvement on, such Undeveloped Land after the Closing Date (other than minor improvements and other than payments for reasonable costs incurred in connection with such contribution, which costs would customarily be incurred by a seller of unimproved land, including, without limitation, for title charges, environmental studies, surveys and legal fees) shall not constitute a Permitted Investment, and (ii) any Investments in, or capital expenditures or other payments with respect to, such joint venture after the Closing Date shall not constitute a Permitted Investment;

                           (l)      loans or advances to Affiliates and to
employees of any Borrower and their Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

                           (m)      cash capital contributions, loans, or
advances to the BHR Joint Venture that are used by the BHR Joint Venture to make capital expenditures in the ordinary course of business; provided, that (a) concurrently with any such contribution, loan, or advance all other members of the BHR Joint Venture make cash capital contributions, loans, or advances, as the case may be, on a pro rata basis, based on each member's ownership interest in the BHR Joint Venture, and (b) at the time of such contribution, loan, or advance, and after giving effect thereto, Borrower shall have unrestricted cash (it being understood that all cash Borrower is required to maintain on its premises pursuant to Applicable Gaming Laws shall be deemed to be restricted cash), cash equivalents, or Excess Availability of not less than $1,000,000 in the aggregate;

                           (n)      Investments involving the purchase of the
GNC Land by Parent or its Restricted Subsidiaries, so long as (i) Agent shall have received a copy of a written appraisal by a nationally recognized independent appraisal firm which is acceptable to Agent, which appraisal sets forth the fair market value of the GNC Land (the "Appraised Value") as of a date no earlier than 90 days prior to the date of the purchase of the GNC Land by Parent or its Restricted Subsidiaries, and which appraisal is in form and substance satisfactory to Agent, (ii) the value of the aggregate consideration to be paid or given by Parent and its Restricted Subsidiaries for the GNC Land shall not exceed 80% of the Appraised Value of the GNC Land, (iii) the other terms of such transaction shall be on terms no less favorable to Parent and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction at such time by Parent and its Restricted Subsidiaries on an arm's-length basis from a Person that is not an Affiliate of Parent or such Restricted Subsidiary, (iv) Agent has received a certificate from an officer of Parent demonstrating compliance with clauses (n)(ii) and (n)(iii) of this definition, which certificate is in form and substance satisfactory to Agent, and (v) Parent or the applicable Restricted Subsidiary has executed a Mortgage in favor of Agent with respect to its interest in the GNC Land and the GNC Land becomes part of the Real Property Collateral;

                           (o)      Investments in Parent's Unrestricted
Subsidiaries and Affiliates, provided, that (i) the aggregate amount of all such Investments outstanding at any time after the Closing Date pursuant to this clause (m) shall not exceed $5,000,000 in the aggregate (measured by the value attributed to the Investment at the time outstanding), and (ii) Parent or the applicable Restricted Subsidiary grants a Lien to Agent in and to such Investment;

                           (p)      the contribution of the GNC Land to a
Subsidiary of Parent or a Subsidiary of a Restricted Subsidiary of Parent in exchange for Stock in such Subsidiary, so long as Parent or the applicable Restricted Subsidiary grants a Lien to Agent in and to such Stock; provided, that Agent shall, and the Lenders hereby authorize Agent to, release its Lien on the GNC Land in connection with such contribution;

                           (q)      Investments consisting of Indebtedness
described in clause (h) of the definition of "Permitted Indebtedness"; and

                           (r)      Investments consisting of redemptions or
repurchases of Stock or Indebtedness of Parent or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the managers of Parent as evidenced by a resolution of the managers that has been delivered to the trustee, to prevent the loss, or to secure the grant or establishment, of any Gaming License or other right to conduct lawful gaming operations.

                  "Permitted Liens" means:

                           (a) Liens held by Agent;

                           (b) Liens for unpaid taxes (other than Liens in favor
                  of the United States Government) that either (i) are not overdue by more than 30 days or (ii) are the subject of Permitted Protests;

                           (c) Liens set forth on Schedule P-2;

                           (d) (i) the interests of lessors under operating
                  leases, and (ii) purchase money Liens or the interests of lessors under leases classified as capital leases under GAAP to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as such Liens attach only to the asset purchased or acquired and the proceeds thereof and only secures the purchase price of the asset;

                           (e) Liens arising by operation of law in favor of
                  warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, and which Liens either (i) are not overdue for a period of more than 30 days, or (ii) are the subject of Permitted Protests;

                           (f) Liens arising from pledges or deposits made in
                  the ordinary course of business in connection with obtaining worker's compensation, unemployment insurance, or other types of social security legislation;

                           (g) Liens or deposits to secure performance of bids,
                  tenders, contracts (other than contracts for the payment of money), or leases (to the extent permitted under this Agreement), surety bonds, and other obligations of a like nature, in each case, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money;

                           (h) Liens of or resulting from any judgment or award
                  for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such judgment or award is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree, or order shall not have been finally and adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                           (i) Liens with respect to the Real Property
                  Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent;

                           (j) with respect to any Real Property that is not
                  part of the Real Property Collateral, easements, rights of way, zoning and similar covenants, conditions and restrictions, and other similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of Agent's Lien thereon or therein, or materially interfere with the ordinary conduct of the businesses of Borrowers; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

                           (k) Liens in favor of the Indenture Trustee relative
                  to the Senior Note Documents, so long as and to the extent such Liens remain the subject of the Intercreditor Agreement;

                           (l) with respect to any Vessel included in the
                  Collateral, certain maritime liens including liens for crew's wages and salvage;

                           (m) Liens that secure Acquired Debt, provided, that
                  such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

                           (n) Liens securing Indebtedness refinanced pursuant
                  to clause (h) of the definition of Permitted Indebtedness, incurred in compliance with the terms hereof to refinance Indebtedness secured by Permitted Liens, provided, that (i) such Liens do not extend to any property or assets other than such property or assets as were subject to Liens in respect of the Indebtedness being refinanced, (ii) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens of Agent or any intercompany loans, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed on terms reasonably satisfactory to Agent; and (iii) such Liens are no more adverse to the interests of Agent than the Liens replaced or extended thereby; and

                           (o) Liens on the GNC Land securing Permitted
                  Indebtedness, so long as the aggregate outstanding amount at any one time of the Indebtedness secured by such Liens shall not exceed 50% of the lesser of (i) the aggregate amount paid by Parent and its Restricted Subsidiaries for the GNC Land, and (ii) the fair market value of the GNC Land, so long as (w) the GNC Land is owned by a Subsidiary of Parent, (x) 100% of the Stock of such Subsidiary is owned by Parent or a Restricted Subsidiary, (y) Agent has been granted a Lien in and to the Stock in such Subsidiary to secure the Obligations, and (z) such Subsidiary does not conduct any operations or have any Indebtedness other than operations conducted and Indebtedness incurred in connection with the development of the GNC Land and the operation of any business that is located thereon.

                  "Permitted Protest" means the right of any Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books of each Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "Permitted Tax Distributions" shall mean an amount equal to the positive balance of each Borrower's Tax Liability Account, until such positive balances are reduced to zero.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Pre-opening Expenses" means all costs of start-up activities that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

                  "Projections" means Parent's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means, as of any date of determination:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

                  (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment, by
(ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 180 days after, the acquisition of any fixed assets (and the construction or build-out of facilities (including Purchase Money Indebtedness of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Borrowers)) for the purpose of financing all or any part of the acquisition cost thereof; provided, that (x) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, and (y) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built.

                  "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

                  "Qualifying Casino" means a Casino owned by any Borrower or a Restricted Subsidiary of any Borrower that contains at least 400 gaming devices and at least 10,000 square feet of space dedicated to the operation of games of chance.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or a Subsidiary of any Borrower and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower or any Subsidiary of a Borrower.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Related Business" means the gaming, entertainment and hotel businesses conducted by any Borrower and its Restricted Subsidiaries as of the Closing Date and any and all other businesses that in the good faith judgment of the Managers of any Borrower are materially related or incidental businesses.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Replacement Lender" has the meaning set forth in Section 15.2(a).

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $40,000,000.

                  "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) equal or exceed 50.1%.

                  "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Restricted Payments" has the meaning set forth in Section
7.10 hereof.

                  "Restricted Subsidiary" means a Subsidiary of Parent and Borrowers other than an Unrestricted Subsidiary.

                  "Return from Unrestricted Subsidiaries" means (a) 50% of any dividends or distributions received by a Borrower or a Restricted Subsidiary from an Unrestricted

Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of such Borrower, plus (b) to the extent not otherwise included in Consolidated Net Income of such Borrower, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to such Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries (other than the sale, distribution, or liquidation of an Unrestricted Subsidiary that as of the Closing Date was designated as an Unrestricted Subsidiary), plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of any Borrower's Investment in such Unrestricted Subsidiary on the date of such designation.

                  "Revenue-Based Manager Distributions" means the distributions payable by Parent to BDI, which fees shall not exceed 1% of net revenues of Borrowers for any fiscal quarter.

                  "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Act" means the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect.

                  "Senior Note Documents" means, collectively, the Indenture, the Notes, and the Security Documents (as such term is defined in the Indenture).

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Short-Term Capital Loss" shall mean, with respect to each fiscal year of a Borrower, the product of (i) Net Short-Term Capital Loss and
(ii) the Applicable Capital Gain Tax Rate.

                  "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

                  "Stock" means all shares, options, warrants, limited liability, membership or other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); provided, however, that Stock shall not include any debt security that is convertible into or exchangeable for Stock.

                  "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by each Borrower, Guarantor or Limited Recourse Guarantor that owns Stock of a Restricted Subsidiary of Parent.

                  "Subordination of Colorado Mortgage" means those Subordinations of Mortgages dated as of the date hereof and executed by BCG and the Indenture Trustee in favor of Agent.

                  "Subordination of Majestic Star Ship Mortgage" means that Subordination of Preferred Fleet Mortgage Upon Majestic Star (Official No. 1057517) dated as of the date hereof and executed by the Indenture Trustee in favor of Agent.

                  "Subordination of Mississippi Mortgage" means those Subordinations of Mortgages dated as of the date hereof and executed by BMG and the Indenture Trustee in favor of Agent.

                  "Subordination of Preferred Fleet Mortgage" means that Subordination of Preferred Fleet Mortgage Upon Fitzgerald's Tunica (Official No. 262757) dated as of the date hereof and executed by the Indenture Trustee in favor of Agent.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Swing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

                  "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                  "Syndication Side Letter" means that certain letter agreement between each Borrower and Agent which is in form and substance satisfactory to Agent.

                  "Tax Calculation Event" has the meaning set forth in Section 7.20(c).

                  "Taxes" has the meaning set forth in Section 16.11.

                  "Tax Liability Account" shall mean a memorandum account maintained by the Company with respect to each Borrower. The initial balance of the Tax Liability Account is zero. At the end of each fiscal year, the Tax Liability Account must be increased in the amount of the Assumed Tax Liability of the Borrower for such year and must be decreased in the amount of the Assumed Tax Benefit of such Borrower for the year. The Tax Liability Account will also be decreased by any Tax Distributions to the Borrower.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

                  "Tunica Ship Mortgage" means that certain Preferred Ship Mortgage dated as of the date hereof and executed by BMG in favor of Agent, encumbering the Tunica Vessel and its related personal property.

                  "Tunica Vessel" means BMG's riverboat casino which is documented under the laws and flag of the United States with Official Number 262757, and which has as its hailing port Tunica, Mississippi.

                  "Underdistribution" has the meaning set forth in Section 7.20(c).

                  "UCC Filing Authorization Letter" means a letter duly executed by each Borrower and each Guarantor authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of such Borrower or Guarantor, as applicable, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Undeveloped Land" means any unimproved land owned by Parent or any of its Restricted Subsidiaries.

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" means (a) BNG, and (b) any Subsidiary of a Borrower that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided, that such Subsidiary (w) does not hold any Indebtedness or capital Stock of, or any Lien on any assets of, such Borrower or any Restricted Subsidiary of such Borrower, (x) is not a party to any agreement, contract, arrangement, or understanding with Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of Parent, (y) is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and (z) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary of a Borrower would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 7.1 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. Each Borrower shall be deemed to make an Investment in each of its Subsidiaries designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its Subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to Agent by filing with Agent a certified copy of the resolution of the Managers giving effect to such designation and a certificate from an officer of such Borrower certifying that such designation complies with the foregoing conditions and is permitted by Section 7.1 hereof.

                  "Upper Tier Equity Holder" means, in the case of any Flow Through Entity, the Equity Holder of which is, in turn, a Flow Through Entity, the Person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of such Flow Through Entity.

                  "Vessel" means (a) the Majestic Star Vessel (and any substitution or replacement therefor), and (b) the Tunica Vessel (and any substitution or replacement therefor).

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFF" means Wells Fargo Foothill, Inc., a California corporation.

                  "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all the capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to a Borrower, Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         1.6 INDENTURE. Any terms defined in the Indenture that are incorporated herein by reference shall be construed and defined as set forth in the Indenture as in effect on the Closing Date.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 [INTENTIONALLY OMITTED].

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date). At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

                  (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion,
(i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or
(ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                  (c) MAKING OF LOANS.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in
         Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan

         Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                  (d) MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (e) AGENT ADVANCES.

                  (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

                  (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan

Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrowers' or their Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records.

                  (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $5,000,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           A. In the event Agent obtains actual knowledge that
                  the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           B. Each Lender with a Revolver Commitment shall be
                  obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
                  Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWERS.

                           (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii)     Unless Agent receives notice from
         Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) APPORTIONMENT AND APPLICATION.

                  (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                           A. first, to pay any Lender Group Expenses then due
                  to Agent under the Loan Documents, until paid in full,

                           B. second, to pay any Lender Group Expenses then due
                  to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                           C. third, to pay any fees then due to Agent (for its
                  separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                           D. fourth, to pay any fees then due to any or all of
                  the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                           E. fifth, to pay interest due in respect of all Agent
                  Advances, until paid in full,

                           F. sixth, ratably to pay interest due in respect of
                  the Advances (other than Agent Advances), and the Swing Loans until paid in full,

                           G. seventh, to pay the principal of all Agent
                  Advances until paid in full,

                           H. eighth, to pay the principal of all Swing Loans
                  until paid in full,

                           I. ninth, so long as no Event of Default has occurred
                  and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                           J. tenth, so long as no Event of Default has occurred
                  and is continuing, to pay the principal of all Advances until paid in full,

                           K. eleventh, if an Event of Default has occurred and
                  is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Administrative Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                           L. twelfth, if an Event of Default has occurred and
                  is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Administrative Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products), and

                           M. thirteenth, to Borrowers (to be wired to the
                  Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

                  (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
         Section 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers (and each of them, jointly and severally) hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to the Letter of Credit Fee per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                           (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                           (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Except as provided to the contrary in Section 2.12(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 [INTENTIONALLY OMITTED].

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which

Borrowers will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                  (a) UNUSED LINE FEE. On the first day of each January, April, July, and October during the term of this Agreement, an unused line fee in the amount equal to the Applicable Unused Line Fee Percentage (calculated for the immediately preceding quarter) per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter,

                  (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

                  (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor (each such day for each such auditor, an "Examiner Day"), plus out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by Agent; provided, however, that, so long as no Event of Default has occurred or is continuing, Borrowers shall not be obligated to pay such fees, expenses, and charges for more than 5 Examiner-Days during any 12-month period; (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral or business valuation performed by personnel employed by Agent or the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral or perform such business valuation; provided, however, that, so long as no Event of Default has occurred or is continuing, Borrowers shall have no obligation to reimburse Agent for more than one appraisal of the Collateral or business valuation in any 12 month period, and the reimbursement amount for each such appraisal or business valuation shall not exceed $25,000.

         2.12 LETTERS OF CREDIT

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of
Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage would exceed $5,000,000, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                           (b) Promptly following receipt of a notice of L/C
Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                           (c) Each Borrower hereby agrees to indemnify, save,
defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                           (d) Each Borrower hereby authorizes and directs any
Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (e) Any and all charges, commissions, fees, and costs
incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (f) If by reason of (i) any change after the Closing
Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13     LIBOR OPTION.

                           (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of
having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or
(iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b) LIBOR Election.

                           (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                           (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                           (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate
Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

                           (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

                           (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to
the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this

Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.15     JOINT AND SEVERAL LIABILITY OF BORROWERS.

                  (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this
Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

                  (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (i) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any

Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                           (a) the Closing Date shall occur on or before October
7, 2003;

                           (b) Agent shall have received a UCC Filing
Authorization Letter, duly executed by each Borrower and each Guarantor, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

                           (c) Agent shall have received each of the following
documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                           (i)      the Disbursement Letter,

                           (ii)     the Fee Letter,

                           (iii)    the Guarantor Security Agreement,

                           (iv)     the Guaranty,

                           (v)      the Intercompany Subordination Agreement,

                           (vi)     the Intercreditor Agreement,

                           (vii)    the Limited Recourse Guaranty,

                           (viii)   the Majestic Star Ship Mortgage,

                           (ix)     the Mortgages,

                           (x)      the Officers' Certificate,

                           (xi) the Majestic Investor Lien Release Letter, together with UCC termination statements and other documentation evidencing the termination by The Bank of New York of its Liens in and to the properties and assets of Borrowers and their Subsidiaries,

                           (xii) the Majestic Star Lien Release Letter, together with UCC termination statements and other documentation evidencing the termination by The Bank of New York of its Liens in and to the properties and assets of Borrowers and their Subsidiaries,

                           (xiii) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                           (xiv)    the Subordination of Preferred Fleet
                  Mortgage,

                           (xv)     the Subordination of Colorado Mortgage,

                           (xvi)    the Subordination of Mississippi Mortgage,

                           (xvii) the Subordination of Majestic Star Ship Mortgage,

                           (xviii)  the Syndication Side Letter,

                           (xix)    the Trademark Security Agreement, and

                           (xx)     the Tunica Ship Mortgage;

                           (d) Agent shall have received a certificate from the
Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                           (e) Agent shall have received copies of each
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                           (f) Agent shall have received a certificate of status
with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                           (g) Agent shall have received certificates of status
with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material

Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                           (h) Agent shall have received a certificate from the
Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                           (i) Agent shall have received copies of each
Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                           (j) Agent shall have received a certificate of status
with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                           (k) Agent shall have received certificates of status
with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                           (l) Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

                           (m) Agent shall have received opinions of Borrowers'
counsel in form and substance satisfactory to Agent;

                           (n) Agent shall have received satisfactory evidence
that the Obligations hereunder have received a rating of at least B from S&P or at least B2 from Moody's;

                           (o) Agent shall have received satisfactory evidence
(including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers and their Subsidiaries have been timely filed and all taxes upon Borrowers and their Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (p) Borrowers shall have the Required Availability
after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

                           (q) Agent shall have completed its business, legal,
and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations where Borrowers' and their Subsidiaries' Inventory is located, the results of which shall be satisfactory to Agent;

                           (r) Agent shall have received Borrowers' Closing Date
Business Plan;

                           (s) Borrowers shall have paid all Lender Group
Expenses incurred in connection with the transactions evidenced by this Agreement;

                           (t) Agent shall have received mortgagee title
insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts reasonably satisfactory to Agent assuring Agent that, after giving effect to the Intercreditor Agreement, the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Agent;

                           (u) Agent shall have received copies of each of (i)
the Senior Note Documents, (ii) the Management Agreement, (iii) the Expense Reimbursement Agreement, (iv) the BHR Operating Agreement, (v) the Berthing Agreement, and (vi) the Parking Lease, together with a certificate of the Secretary of the applicable Borrower certifying each such document as being a true, correct, and complete copy thereof;

                           (v) Borrowers shall have provided Agent with
sufficient evidence to demonstrate that (i) the offering of the Notes described in the Indenture has closed, (ii) the proceeds from such offering (in combination with the proceeds of the Advances made hereunder on the Closing
Date) are being concurrently used to (A) repay, in full, the Majestic Star Notes, and (B) repay not less than 66-2/3rds percent of the Majestic Investor Notes, and (iii) an amendment to the Majestic Investor Existing Indenture has been executed and delivered and is in full force and effect, which amendment is in form and substance satisfactory to Agent;

                           (w) Borrowers and each of their Subsidiaries shall
have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Document or with the consummation of the transactions contemplated thereby; and

                           (x) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                           (a) within 2 Business Days of the Closing Date, the
Majestic Star Ship Mortgage shall have been recorded in the applicable filing office of the United States Coast Guard and such other governmental agency as shall be necessary, and Agent shall have received confirmation, satisfactory to Agent, of such recordation;

                           (b) within 2 Business Days of the Closing Date, the
Tunica Ship Mortgage shall have been recorded in the applicable filing office of the United States Coast Guard and such other governmental agency as shall be necessary, and Agent shall have received confirmation, satisfactory to Agent, of such recordation;

                           (c) within 20 days of the Closing Date, Agent shall
have received the Control Agreements, duly executed and delivered by each party thereto;

                           (d) within 30 days of the Closing Date, deliver to
Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel; and

                           (e) within 210 days of the Closing Date, either (i)
100% of the Stock in BNG shall have been transferred to BDI, and the Nevada Gaming Commission shall have approved such transfer, or (ii) the Nevada Gaming Commission shall have approved the grant of a Lien to Agent in 100% of the Stock in Parent, Majestic Investor, and Majestic Investor Holdings to secure the Obligations.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (c) no injunction, writ, restraining order, or other
order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

                           (d) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall continue in full force and effect for a term ending on October 7, 2007 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations (other than contingent indemnification Obligations that are not then due and payable) have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations (other than contingent indemnification Obligations that are not then due and payable) have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including
(a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the

Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Borrowers' Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or
(b) collect the Borrowers' Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent in their original form as received by such Borrower or its Subsidiaries.

         4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                           (a) Borrowers authorize Agent to file any financing
statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrowers where permitted by applicable law. Borrowers hereby ratify the filing of any financing statement filed without the signature of Borrowers prior to the date hereof.

                           (b) If Borrowers or their Restricted Subsidiaries
acquire any commercial tort claims after the date hereof, Borrowers shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which the applicable Borrower or its Restricted Subsidiary shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment").

                           (c) At any time upon the request of Agent, Borrowers
shall execute or deliver to Agent and shall cause their Restricted Subsidiaries to execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, Mortgages, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Borrowers and their Restricted Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent +in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by any Borrower or its Restricted Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrowers or their Restricted Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of a Borrower's or a Restricted Subsidiary of a Borrower's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrowers' or their Restricted Subsidiaries' Accounts, (d) after the occurrence and during the continuance of an Event of Default, endorse such Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrowers' or their Restricted Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrowers' and their Restricted Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 CONTROL AGREEMENTS. Borrowers agree that they will not, and will not permit their Restricted Subsidiaries to, transfer assets out of any of their Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers and their Restricted Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as the applicable Borrower or Restricted Subsidiary, Agent, and the substitute bank or securities intermediary have entered into a Control Agreement (except to the extent otherwise permitted pursuant to Section 7.12). Borrowers agree that they will and will cause their Restricted Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Each Borrower and its Restricted Subsidiaries has good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         5.2 [INTENTIONALLY OMITTED].

         5.3 [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment of Borrowers and their Restricted Subsidiaries is used or held for use in their business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of Borrowers and their Restricted Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

         5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Restricted Subsidiaries' Inventory and the book value thereof.

         5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

                           (a) The jurisdiction of organization of Limited
Recourse Guarantor, each Borrower and each of its Restricted Subsidiaries is set forth on Schedule 5.7(a).

                           (b) The chief executive office of Limited Recourse
Guarantor, each Borrower and each of its Restricted Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

                           (c) Limited Recourse Guarantor's, each Borrower's and
each of its Restricted Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.7(c).

                           (d) As of the Closing Date, Borrowers and their
Restricted Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

         5.8 DUE ORGANIZATION AND QUALIFICATION; RESTRICTED SUBSIDIARIES

                           (a) Limited Recourse Guarantor and each Borrower is
duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b) Set forth on Schedule 5.8(b), is a complete and
accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c) Set forth on Schedule 5.8(c), is a complete and
accurate list of each Borrower's direct and indirect Restricted Subsidiaries and Limited Recourse Guarantor, showing: (i) the jurisdiction of their organization;
(ii) the number of shares of each class of common and preferred Stock authorized for each of Limited Recourse Guarantor and such Restricted Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower or a Permitted Holder. All of the outstanding capital Stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d) Except as set forth on Schedule 5.8(c), there are
no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Restricted Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Restricted Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Restricted Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                           (a) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                           (b) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                           (c) Other than the filing of financing statements,
fixture filings, Tunica Ship Mortgage, Mortgages, the approvals of Applicable Gaming Authorities with respect to the Stock Pledge Agreement, such other approvals of Applicable Gaming Authorities that have been obtained, and periodic informational filings required under Applicable Gaming Laws, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which each Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except that pursuant to Mississippi Gaming Commission Regulation II.I. Section 11, BMG will be required to file loan reports with the Mississippi Gaming Commission within thirty (30) days of the Closing Date.

                           (d) As to each Borrower, this Agreement and the other
Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally and as enforcement with respect to the Collateral subject to the Applicable Gaming Laws may be limited or delayed under the Applicable Gaming Laws.

                           (e) The Agent's Liens are validly created, perfected,
and first priority Liens, subject only to Permitted Liens.

                           (f) The execution, delivery, and performance by
Limited Recourse Guarantor and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                           (g) The execution, delivery, and performance by
Limited Recourse Guarantor and each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Limited Recourse Guarantor or such Guarantor, the Governing Documents of Limited Recourse Guarantor or such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Limited Recourse Guarantor or such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Limited Recourse Guarantor or such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Limited Recourse Guarantor or such Guarantor, other than Permitted Liens, or
(iv) require any approval of Limited Recourse Guarantor or such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of Limited Recourse Guarantor or such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                           (h) Other than the filing of financing statements,
fixture filings, the approvals of Applicable Gaming Authorities with respect to the Stock Pledge Agreement, such other approvals of Applicable Gaming Authorities that have been obtained, and periodic informational filings required under Applicable Gaming Laws, the execution, delivery, and performance by Limited Recourse Guarantor and each Guarantor of this Agreement and the Loan Documents to which Limited Recourse Guarantor and each Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except that pursuant to Mississippi Gaming Commission Regulation II.I,
Section 11, BMG will be required to file loan reports with the Mississippi Gaming Commission within thirty (30) days of the Closing Date.

                           (i) The Loan Documents to which Limited Recourse
Guarantor and each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of Limited Recourse Guarantor and such Guarantor, enforceable against Limited Recourse Guarantor and such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Limited Recourse Guarantor, Borrowers, or any of their Restricted Subsidiaries, as applicable, except for
(a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Restricted Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and their Restricted Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Restricted Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Restricted Subsidiaries since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.12     FRAUDULENT TRANSFER.

                           (a) Limited Recourse Guarantor, each Borrower and
each Restricted Subsidiary of a Borrower is Solvent.

                           (b) No transfer of property is being made by Limited
Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower and no obligation is being incurred by Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Limited Recourse Guarantor, Borrowers or their Restricted Subsidiaries.

         5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Restricted Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14     ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14,
(a) to Borrowers' knowledge, none of Borrowers' or their Restricted Subsidiaries' properties or assets has ever been used by Borrowers, their Restricted Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Restricted Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Restricted Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Restricted Subsidiaries, and (d) none of Borrowers nor any of their

Restricted Subsidiaries have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Restricted Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Except as set forth on Schedule 5.15, Borrowers and their Restricted Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers or their Restricted Subsidiaries in connection herewith.

         5.16 INTELLECTUAL PROPERTY. Each Borrower and each Restricted Subsidiary of a Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.. Attached hereto as Schedule
5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower or one of its Restricted Subsidiaries is the owner or is an exclusive licensee.

         5.17 LEASES. Borrowers and their Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrowers or their Restricted Subsidiaries exists under any of them.

         5.18 DDAS. Set forth on Schedule 5.18 are all of Borrowers' and their Restricted Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Restricted Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of their and their Restricted Subsidiaries' future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and each Restricted Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21     LICENSES AND PERMITS.

                           (a) (i) All material licenses (including all
necessary Gaming Licenses and Liquor Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities and Liquor Authorities), for the ownership, use, or operation of the businesses or properties now owned or operated by Parent or any Borrower, or any of their respective Restricted Subsidiaries, have been validly issued and are in full force and effect; (ii) Parent and each Borrower, and each of their respective Restricted Subsidiaries is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to the best of Parent's or any Borrower's, knowledge, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date (and as of each subsequent date on which Parent or any Borrower delivers to Agent an updated schedule pursuant to Section 6 below), set forth on Schedule 5.21 is a complete and accurate list of all such licenses, permits, and consents that are necessary and appropriate for the operation of Parent and such Borrower's businesses, and the businesses of their respective Restricted Subsidiaries, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

                           (b) Parent and each Borrower, and their respective
Restricted Subsidiaries, have obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct their businesses and operations and
(ii) as of the Closing Date, all required approvals from the Gaming Authorities and Liquor Authorities of the transactions contemplated hereby and by the other Loan Documents.

                           (c) Parent and each Borrower, and each of their
respective Restricted Subsidiaries, owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of their businesses as now carried on or proposed to be conducted, without any known conflict of the rights of others.

6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers shall and shall cause each of their respective Restricted Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by

Agent. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Restricted Subsidiaries' Inventory.

         6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent: (a) copies of each report in respect of each Borrower's, and each of their respective Restricted Subsidiaries', businesses issued by a Gaming Authority or made by any Borrower, or any of their respective Restricted Subsidiaries, to a Gaming Authority within 15 days of their respective issuance or filing date; and (b) copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of any Borrower (including in respect of any Casino operated by any Borrower or its Restricted Subsidiaries), or any of their respective Restricted Subsidiaries, promptly upon the preparation and delivery thereof by the chief financial officer of any Borrower, or any of their respective Restricted Subsidiaries, to any third party, but in any event operating and capital budgets shall be delivered to Agent no less frequently than annually.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                           (a) as soon as available, but in any event within 30
days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Restricted Subsidiaries' operations during such period,

                           (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                                    A. the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Restricted Subsidiaries,

                                    B. the representations and warranties of
                           Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    C. as of the date of such certificate, there
                           does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                           (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.18,

                           (b) as soon as available, but in any event within 90
days after the end of each of Parent's fiscal years,

                           (i) financial statements of Parent and its Restricted Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                           (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18,

                           (c) as soon as available, but in any event within 30
days prior to the start of each of Parent's fiscal years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Restricted Subsidiaries during the period covered thereby,

                           (d) if and when filed by any Borrower,

                           (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by any Borrower with the SEC,

                           (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Parent to its shareholders generally,

                           (e) if and when filed by any Borrower or any
Restricted Subsidiary of a Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower or any Restricted Subsidiary of a Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's or any Restricted Subsidiary of a Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower or such Restricted Subsidiary, or (iii) where any Borrower's or any Restricted Subsidiary of a Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                           (f) as soon as a Borrower has knowledge of any event
or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                           (g) promptly after the commencement thereof, but in
any event within 5 days after the service of process with respect thereto on any Borrower or any Restricted Subsidiary of a Borrower, notice of all actions, suits, or proceedings brought by or against any Borrower or any Restricted Subsidiary of a Borrower before any Governmental Authority which, if determined adversely to such Borrower or such Restricted Subsidiary, reasonably could be expected to result in a Material Adverse Change, and

                           (h) upon the request of Agent, any other report
reasonably requested relating to the financial condition of Borrowers or their Restricted Subsidiaries.

                  In addition to the financial statements referred to above, Parent agrees to deliver to Agent within 30 days of the end of each month, Parent's calculation of its EBITDA for such month and for the twelve month period ending on the last day of such month, financial statements prepared on both a consolidated and consolidating basis for the immediately preceding month, and a borrowing base certificate as of the last day of such month. Parent agrees that no Restricted Subsidiary of Parent will have a fiscal year different from that of Parent. Borrowers agree to cooperate with Agent to allow Agent to consult with their independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers or their Restricted Subsidiaries that Agent reasonably may request.

         6.4 [INTENTIONALLY OMITTED].

         6.5 [INTENTIONALLY OMITTED].

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of their material properties (including the Vessels) which are necessary or useful in the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, at all times with the provisions of all material leases to which they are a party as lessee so as to prevent any loss or forfeiture thereof or thereunder. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall not permit, and shall not permit their respective Restricted Subsidiaries to permit, any item of Equipment to become a fixture to real estate or an accession to other property (other than accessions to the Vessels) and such Equipment shall at all times remain personal property. Upon Agent's request, Borrowers immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title to, or applications for title to any items of Equipment (including, without limitation, the Vessels).

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Restricted Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will and will cause their Restricted Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower or Restricted Subsidiary of a Borrower has made such payments or deposits.

         6.8 INSURANCE.

                           (a) At each Borrower's, and each of their respective
Restricted Subsidiaries', expense, maintain insurance respecting their assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Borrower, and each of their respective Restricted Subsidiaries, also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) At each Borrower's expense, obtain and maintain
(i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" polices, in such amounts as Agent may reasonably require, but in any event in amounts sufficient to prevent each Borrower, and their respective Restricted Subsidiaries, from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amounts as may be reasonably satisfactory to Agent;
(iii) business rental insurance covering annual receipts for a 12-month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent reasonably may require. Replacement costs, at Agent's option, may be re-determined by an insurance appraiser, reasonably satisfactory to Agent, not more frequently than once every 12 months at each Borrower's expense.

                           (c) All such policies of insurance shall be in such
amounts and with such insurance companies as are reasonably satisfactory to Agent. All hazard insurance shall contain an endorsement reasonably satisfactory to Agent showing Agent as the loss payee thereof as its interest may appear. Every policy of insurance referred to in this Section 6.8 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent (or, in the case of non-payment of premiums, 10 days) and that any loss payable thereunder shall be payable to Agent as its interest may appear notwithstanding any act or omission of any Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance. Each Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (d) Borrowers shall give, and shall cause their
respective Restricted Subsidiaries to give, Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss in excess of $1,000,000. Agent shall have the exclusive right to adjust all such losses payable under any such insurance policies without any liability to Borrowers, or any of their respective Restricted Subsidiaries, whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under staged payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                           (e) Each Borrower acknowledges and agrees that Agent
shall have no obligation to disburse any insurance proceeds received by Agent following the occurrence of a casualty loss to any Borrower, or to any of their respective Restricted Subsidiaries, for the repair, replacement, or restoration of the items of property damaged or destroyed.

                           (f) Each Borrower agrees not take out, and shall
cause its respective Restricted Subsidiaries not to take out, separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a Agent's loss payable endorsement or its equivalent. Each Borrower immediately shall notify, and shall cause its respective Restricted Subsidiaries to notify, Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrowers' and their Restricted Subsidiaries' Inventory and Equipment only at the locations identified on Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Administrative Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides Agent a Collateral Access Agreement with respect thereto.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower or any Restricted Subsidiary of a Borrower is a party or by which any Borrower's or any Restricted Subsidiary of a Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and each Restricted Subsidiary of a Borrower's valid existence and good standing and any rights and franchises material to their businesses.

6.13 ENVIRONMENTAL.

                           (a) Keep any property either owned or operated by any
Borrower or any Restricted Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower or any Restricted Subsidiary of a Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 10 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Restricted Subsidiary of a Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and (iii) notice of a violation, citation, or other administrative order arising under Environmental Laws which reasonably could be expected to result in a Material Adverse Change.

         6.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

         6.15 GOVERNMENTAL AUTHORIZATION. Each Borrower shall deliver, and shall cause their respective Restricted Subsidiaries to deliver, to Agent, as soon as practicable, and in any event within 10 days after the receipt by any Borrower, or its respective Restricted Subsidiaries, from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of such Borrower, or its respective Restricted Subsidiaries, or filing or receipt thereof by such Borrower, or its respective Restricted Subsidiaries (i) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of such Borrower, or its respective Restricted Subsidiaries, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of such Borrower, or its respective Restricted Subsidiaries, to construct, own, manage, or operate its businesses (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Gaming License or other authorization, or application therefor, of such Borrower, or any of its respective Restricted Subsidiaries, or any citation, notice of violation, or order to show cause issued by any Gaming Authority, any Liquor Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is applicable to such Borrower, or to its respective Restricted Subsidiaries.

         6.16 LICENSE RENEWALS. Commencing on the date twelve months following the Closing Date and continuing every twelve months thereafter, each Borrower shall deliver, and shall cause its respective Restricted Subsidiaries to deliver, to Agent an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

         6.17 LICENSES AND PERMITS. (a) Ensure that all material licenses (including all necessary Gaming Licenses and Liquor Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities and Liquor Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

         6.18 SUBSIDIARY GUARANTEES. Each Borrower shall cause each Restricted Subsidiary of such Borrower that is formed or acquired after the date hereof, concurrently therewith: (i) to become a Guarantor hereunder and execute and deliver to Agent a Guaranty pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Obligations; and (ii) to execute a Guarantor Security Agreement and such other agreements or documents necessary or reasonably requested by Agent to grant Agent a valid, enforceable, perfected Lien on the collateral described therein, subject only to Permitted Liens; and
(iii) to cause such Restricted Subsidiary to deliver to Agent an opinion of counsel, in form reasonably satisfactory to Agent, opining that (a) such guaranty, security agreement, and other agreements and documents have been duly authorized, executed and delivered by such Restricted Subsidiary and (b) such guaranty, security agreement, and such other agreements and documents constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

7. NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers will not and will not permit any of their respective Restricted Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness, or issue any Disqualified Capital Stock. The foregoing to the contrary notwithstanding, each Borrower may incur Indebtedness (other than Disqualified Capital Stock) (including, without limitation, Acquired Debt) or issue Disqualified Capital Stock if (a) Parent's consolidated Interest Coverage Ratio for Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0:1.0, determined on a pro forma basis (including the pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred or such Disqualified Capital Stock had been issued at the beginning of such four-quarter period, (b) the final stated maturity of such Indebtedness or of the Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable, or the earliest date on which such Disqualified Capital Stock may be redeemed or repurchased, in each case is after the Maturity Date (except for Purchase Money Indebtedness, Capitalized Lease Obligations, or Acquired Debt), and (c) no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred or such Disqualified Capital Stock is issued, or would occur after giving effect on a pro forma basis to such incurrence.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of their assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under clause (i) of the definition of "Permitted Indebtedness" and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify their Stock, or liquidate, wind up, or dissolve themselves (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their property or assets; provided, however, that:

                           (a)      a Borrower or any Restricted Subsidiary may
enter into a merger or consolidation so long as:

                           (i) such Borrower or such Restricted Subsidiary, as applicable, is the surviving Person;

                           (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

                           (iii) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension, or material impairment;

                           (iv) (i) such Borrower or Restricted Subsidiary has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Borrower or Restricted Subsidiary, as applicable, immediately preceding such transaction, and (ii) Borrowers, on a consolidated basis, shall have an Interest Coverage Ratio of not less than 2.0:1.0 for their most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period; and

                           (v) such Borrower or Restricted Subsidiary, as applicable, prior to the consummation of any proposed transaction, shall deliver to Agent a certificate of an officer of such Borrower or Restricted Subsidiary, as applicable, to the foregoing effect, an opinion of counsel, stating that all conditions precedent to the proposed transaction provided for herein have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to Agent that the proposed transaction complies with the foregoing clause (iv).

                           (b)      A Borrower or any Restricted Subsidiary may
sell, transfer, assign, lease or otherwise dispose of its assets in a transaction that is permitted by Section 7.4; and

                           (c)      Any Restricted Subsidiary of a Borrower may
liquidate or dissolve if such Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to Agent.

         7.4 OWNERSHIP AND DISPOSAL OF ASSETS.

                           (a)      Make any Asset Sale of either or both of the
Vessels;

                           (b)      Make any Asset Sale, provided, however, that
an Asset Sale may be made (other than an Asset Sale that comprises a Vessel) if:

                                    (i)      no Default or Event of Default
                  shall have occurred and be continuing or would result therefrom (other than a Default or Event of Default arising from an Asset Sale that is a consequence of an Event of Loss);

                                    (ii)     such Borrower or Restricted
                  Subsidiary, as applicable, receives consideration of not less than the fair market value, as of the time of such Asset Sale, of the assets that are the subject of such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss);

                                    (iii)    such Borrower or such Restricted
                  Subsidiary, as applicable, receives (A) 75% of the consideration for such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss) in the form of cash or Cash Equivalents, or (B) the assumption by the transferee of liabilities (other than liabilities that, by their terms, are subordinated to the Obligations) of such Borrower or Restricted Subsidiary, as applicable (provided, that following such Asset Sale there is no further recourse to such Borrower or its Restricted Subsidiaries with respect to such liabilities), or (C) fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale, will be used in a Related Business of the applicable Borrower or its Restricted Subsidiary;

                                    (iv)     within 270 days of such Asset Sale
                  (or within 30 days in the case of an Asset Sale or series of related Asset Sales with Net Proceeds of $15,000,000 or more), the Net Proceeds thereof are (A) invested in fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale, will be used in a Related Business of the applicable Borrower or its Restricted Subsidiary, (B) applied to repay Indebtedness under Purchase Money Indebtedness incurred in connection with the asset sold,
                  (C) at the option of Agent, to the extent not invested or applied as provided in clauses (A) or (B) above (Net Proceeds not being so invested or applied, "Excess Proceeds"), applied to repay Indebtedness under this Agreement and to permanently reduce the amount set forth in clause (a) of the definition of Maximum Revolver Amount by the amount of Indebtedness so repaid, provided that such Borrower shall have no obligation to so prepay Indebtedness under this Agreement and to so permanently reduce the amount set forth in clause (a) of the definition of the Maximum Revolver Amount unless the aggregate amount of Excess Proceeds shall exceed $1,500,000; or (D) applied to make an offer to purchase Notes as provided in the Indenture, provided, that such Borrower shall not make an offer to so purchase Notes unless the aggregate amount of Excess Proceeds minus the amount applied to repay Indebtedness under this Agreement pursuant to the foregoing clause (C) shall exceed $5,000,000.

                           (c)      Pending the final application of any Net
Proceeds of any Asset Sale in accordance with Section 7.4(b), Borrowers shall apply such Net Proceeds to the outstanding Obligations or retain such Net Proceeds, in each case, in accordance with the terms hereof.

         7.5 CHANGE NAME. Change any Borrower's or any Restricted Subsidiary of a Borrower's name, FEIN, organizational identification number, state of organization, or organizational identity; provided, however, that a Borrower or a Restricted Subsidiary of a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower or such Restricted Subsidiary provides any financing statements necessary to perfect and continue perfected Agent's Liens.

         7.6 NATURE OF BUSINESS. Directly or indirectly engage to any material extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Managers of Borrowers, is a Related Business.

         7.7 PREPAYMENTS AND AMENDMENTS.

                           (a)      Prepay, redeem, retire, defease, purchase,
or otherwise acquire any Indebtedness of any Borrower or its Restricted Subsidiaries owing to any third Person, other than the Obligations in accordance with this Agreement; except: (i) in connection with a refinancing permitted by clause (i) of the definition of Permitted Indebtedness, (ii) as may be necessary to comply with mandatory provisions of Applicable Gaming Laws (including a Required Regulatory Redemption in accordance with Section 3.8 of the Indenture), and (iii) the repurchase of Notes in accordance with Section 7.4(b)(iv)(D); and

                           (b)      Except as may be necessary to comply with
mandatory provisions of Applicable Gaming Laws, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of (i) any Senior Note Document, provided, however, that additional Notes may be issued pursuant to the terms thereof to the extent the Indebtedness evidenced by such Notes is permitted hereunder and under the Applicable Gaming Laws, (ii) the Operating Agreement, (iii) the Management Agreement, or (iv) any agreement, instrument, document, indenture, or other writing evidencing or concerning (A) Indebtedness permitted under clause (e) of the definition of "Permitted Indebtedness", or (B) Indebtedness refinanced in accordance with clause (i) of the definition of "Permitted Indebtedness" in respect of any Indebtedness permitted under clause (e) of the definition of "Permitted Indebtedness", if the effect of such amendment, modification, alteration, or change would materially increase the obligations of Borrowers or their Restricted Subsidiaries or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrowers, their Restricted Subsidiaries, or Agent.

         7.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.9 CONSIGNMENTS. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.10 DISTRIBUTIONS. Except as set forth in Sections 7.13 and 7.20, make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any of Parent's or any Borrower's, or any of their respective Restricted Subsidiaries' Stock, of any class, whether now or hereafter outstanding (collectively, "Restricted Payments"); provided, however, that:

                           (a)      A Borrower may redeem, purchase, retire, or
otherwise acquire such Borrower's Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of such Borrower) of, other Stock of such Borrower (other than Disqualified Capital Stock of such Borrower),

                           (b)      A Borrower may make distributions or pay
dividends to its Members in an amount not to exceed the amount of Investments that such Borrower could otherwise make pursuant to Section 7.12(b) (provided that each of the requirements set forth in Section 7.12(b) have been satisfied) at the time such distribution or dividend is made, minus the amount of Investments that are made pursuant to Section 7.12(b), provided, that after giving effect to such distribution or dividend, such Borrower shall have Availability of not less than $1,000,000;

                           (c)      Restricted Subsidiaries may make
distributions and pay dividends to a Borrower or to other Restricted
Subsidiaries;

                           (d)      Majestic Investor may make a distribution of
the Stock of BNG to BDI; and

                           (e)      Parent and its Restricted Subsidiaries may
make distributions which result from the making of Investments described in clause (r) of the definition of "Permitted Investments."

         7.11 ACCOUNTING METHODS. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Restricted Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrowers' and their Restricted Subsidiaries' financial condition.

         7.12 INVESTMENTS.

                           (a)      Other than Permitted Investments, directly
or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment (including, without limitation, (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, or (iii) the acquisition of all or substantially all of the properties or assets of a Person); provided, however, that Borrowers and their respective Restricted Subsidiaries shall not have Permitted Investments in Deposit Accounts or Securities Accounts (other than with respect to Cage Cash) in an aggregate amount in excess of $5,000,000 at any one time unless the applicable Borrower or Restricted Subsidiary and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments.

                           (b)      The foregoing to the contrary
notwithstanding, a Borrower may make or acquire an Investment not otherwise permitted in Section 7.12(a) above if:

                           (i) such Borrowers' consolidated Interest Coverage Ratio for Borrowers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Investment is made would have been not less than 2.0:1.0, determined on a pro forma basis, as if such Investment had been made at the beginning of such four-quarter period;

                           (ii) no Event of Default shall have occurred and be continuing at the time such Investment is made or would occur as a consequence thereof;

                           (iii) the amount of such Investment, together with all other Investments made pursuant to this Section 7.12(b) and all dividends or distributions made pursuant to Section 7.10(b) (in each case, so long as a Default or an Event of Default has not occurred and is not continuing and would not result therefrom, excluding Investments, dividends or distributions made in connection with an Excluded Transaction), in each case, after the Closing Date, is less than the lesser of (A) the amount of Investments such Borrower is then permitted to make pursuant to Section 4.7 of the Indenture (without regard to any waiver of the restrictions contained in such section), and (B) the sum of (1) 50% of the Consolidated Net Income of such Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Closing Date to the end of such Borrower's then most recently ended fiscal quarter for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus, (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by such Borrower from the issuance or sale, other than to a Restricted Subsidiary of such Borrower, of Stock of such Borrower (other than Disqualified Capital Stock) after the Closing Date and on or prior to the time of such Investment, plus (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by such Borrower from the issuance or sale, other than to a Restricted Subsidiary of such Borrower, of any convertible or exchangeable debt security of such Borrower that has been converted or exchanged into Stock of such Borrower (other than Disqualified Capital Stock) pursuant to the terms thereof after the Closing Date and on or prior to the time of such Investment (including any additional net cash proceeds received by such Borrower upon such conversion or exchange), plus (4) the aggregate Return from Unrestricted Subsidiaries after the Closing Date and on or prior to the time of such Investment; and

                           (iv) not later than 3 Business Days prior to the date of such Investment, dividend or distribution, Parent delivers to Agent a certificate from its chief financial officer which demonstrates the satisfaction of each of the requirements set forth in this Section 7.12(b) for the making of an Investment, dividend or distribution, which attaches the internal financial statements for Parent and its Restricted Subsidiaries which support such certification, and which is in form and substance satisfactory to Agent.

         7.13 TRANSACTIONS WITH AFFILIATES.

                           (a)      Directly or indirectly sell, lease,
transfer, or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or permit to exist any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of a Borrower or any Affiliate of any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction") except for:

                           (i) Affiliate Transactions (A) entered into in the ordinary course of business, or (B) set forth on Schedule 7.13, that, together with all related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (A) such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or Restricted Subsidiary and (B) prior to entering into such transaction such Borrower shall have delivered to Agent a certificate from an officer of such Borrower certifying to such effect;

                           (ii) Affiliate Transactions (A) entered into in the ordinary course of business, or (B) set forth on Schedule 7.13, that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (A) a majority of the disinterested Managers or, if none, a disinterested representative appointed by the Managers of the applicable Borrower for such purpose determine that such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or Restricted

                  Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or Restricted Subsidiary and (B) prior to entering into such transaction such Borrower shall have delivered to Agent a certificate from an officer of such Borrower certifying to such effect; or

                           (iii) Affiliate Transactions (A) entered into in the ordinary course of business, or (B) set forth on Schedule 7.13, for which such Borrower delivers to Agent an opinion as to the fairness to such Borrower or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                           (b)      Anything in Section 7.13(a) to the contrary
notwithstanding, the following shall be deemed not to be Affiliate Transactions:

                           (i)      Permitted Investments permitted by Section
                  7.12 hereof,

                           (ii)     Dividends or Distributions permitted under
                  Section 7.10 hereof,

                           (iii) the nonexclusive licensing of any service mark of any Borrower to an Affiliate or Affiliates of a Borrower,

                           (iv) the payment of the Cash Flow-Based Manager Distributions and Revenue-Based Manager Distributions (collectively, the "Manager Distributions") provided for in the Management Agreement as of the Closing Date, so long as
                  (A) no Default or Event of Default has occurred and is continuing or would result from the payment of such Manager Distributions, (B) the aggregate amount of such Manager Distributions does not exceed $10,000,000 in any given fiscal year of Parent and Borrowers, and (C) the terms and conditions of the payment of such Manager Distributions set forth in the Management Agreements are satisfied,

                           (v) payments pursuant to the Berthing Agreement, as in effect on the Closing Date,

                           (vi) the Expense Reimbursement Agreement, in each case as in effect on the Closing Date, and all receipts which are received thereunder, and

                           (vii) transactions between Parent and its Wholly Owned Subsidiaries.

         7.14 -SUSPENSION. Suspend or go out of a substantial portion of their business.

         7.15 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of their Boards of Directors during any year by more than 15% over the prior year.

         7.16 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender in respect of the Existing Loan Agreements, (ii) to repay, in part, the obligations of the Borrowers owing under the Existing Indentures, and (iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Store the Inventory or Equipment of Borrowers or their Restricted Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.18 FINANCIAL COVENANTS.

                           (a)      Fail to maintain or achieve:

                           (i) MINIMUM EBITDA. EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                   Applicable Period
---------------------------------------------------------------------------
   $13,900,000                                  For the 3 month period
                                                 ending March 31, 2004
---------------------------------------------------------------------------
   $26,400,000                                  For the 6 month period
                                                 ending June 30, 2004
---------------------------------------------------------------------------
   $39,600,000                                  For the 9 month period
                                                 ending September 30, 2004
---------------------------------------------------------------------------
   $51,000,000                                  For the 12 month period
                                                 ending December 31, 2004
---------------------------------------------------------------------------
   $52,000,000                                  For the 12 month period
                                                 ending March 31, 2005
---------------------------------------------------------------------------
   $53,000,000                                  For the 12 month period
                                                 ending June 30, 2005
---------------------------------------------------------------------------
   $54,000,000                                  For the 12 month period
                                                 ending September 30, 2005
---------------------------------------------------------------------------
   $55,000,000                                  For the 12 month period
                                                 ending December 31, 2005
---------------------------------------------------------------------------
   $56,000,000                                  For the 12 month period
                                                 ending March 31, 2006
---------------------------------------------------------------------------

---------------------------------------------------------------------------
   $56,000,000                                   For the 12 month period
                                                  ending June 30, 2006
---------------------------------------------------------------------------
   $57,000,000                                   For the 12 month period
                                                  ending September 30, 2006
---------------------------------------------------------------------------
   $57,000,000                                   For the 12 month period
                                                  ending December 31, 2006
---------------------------------------------------------------------------
   $58,000,000                                   For the 12 month period
                                                  ending March 31, 2007
---------------------------------------------------------------------------
   $58,000,000                                   For the 12 month period
                                                  ending June 30, 2007
---------------------------------------------------------------------------
   $59,000,000                                   For the 12 month period
                                                  ending September 30, 2007
---------------------------------------------------------------------------

                           (ii) INTEREST COVERAGE RATIO. An Interest Coverage Ratio, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio                                     Applicable Period
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 3 month period
                                                  ending March 31, 2004
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 6 month period
                                                  ending June 30, 2004
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 9 month period
                                                  ending September 30, 2004
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 12 month period
                                                  ending December 31, 2004
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 12 month period
                                                  ending March 31, 2005
-----------------------------------------------------------------------------------
    1.80:1.0                                     For the 12 month period
                                                  ending June 30, 2005
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
    1.90:1.0                            For the 12 month period
                                         ending September 30, 2005
-----------------------------------------------------------------------------------
    1.90:1.0                            For the 12 month period
                                         ending December 31, 2005
-----------------------------------------------------------------------------------
    2.00:1.0                            For the 12 month period ending
                                         March 31, 2006
-----------------------------------------------------------------------------------
    2.00:1.0                            For the 12 month period ending
                                         June 30, 2006
-----------------------------------------------------------------------------------
    2.00:1.0                            For the 12 month period ending
                                         September 30, 2006
-----------------------------------------------------------------------------------
    2.00:1.0                            For the 12 month period ending
                                         December 31, 2006
-----------------------------------------------------------------------------------
    2.10:1.0                            For the 12 month period ending
                                         March 31, 2007 and on the last day of each
                                         fiscal quarter of Borrowers thereafter
-----------------------------------------------------------------------------------

                           (b)      Make:

                           (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

                                                                           9 months ending on the
Fiscal Year 2004           Fiscal Year 2005        Fiscal Year 2006             Maturity Date
-------------------------------------------------------------------------------------------------
   $18,000,000                $12,000,000             $12,000,000                $9,000,000

                  The foregoing to the contrary notwithstanding, in the event the Borrowers and their Restricted Subsidiaries do not expend the full amount of the capital expenditures permitted hereunder for any period, the Borrowers and their Restricted Subsidiaries may expend 25% of the unutilized portion thereof in the immediately succeeding period.

         7.19 OPERATION OF VESSELS. At any time operate the Vessels outside the navigation limits of the insurance carried pursuant to the Majestic Star Ship Mortgage or Tunica Ship Mortgage, as applicable.

         7.20 PERMITTED TAX DISTRIBUTIONS.

                           (a)      Notwithstanding Section 7.10, Parent and
each Borrower, at its option, may declare and pay Permitted Tax Distributions to its Equity Holders; provided, that (i) no Event of Default shall have occurred and be continuing at the time of any such Permitted Tax Distribution or would result therefrom, (ii) prior to the payment of any such Permitted Tax Distribution, Parent or each such Borrower (as the case may be) shall provide Agent with a certificate from an officer of Parent and/or such Borrower and an opinion of counsel to the effect that Parent, such Borrower and each Restricted Subsidiary of such Borrower in respect of which such Permitted Tax Distributions are being made, qualify as Flow Through Entities for federal income tax purposes and for the states in respect of which such distributions are being made, (iii) at the time of any such Permitted Tax Distribution, the most recent audited financial statements of such Borrower provided to Agent pursuant to Section 6.3 provide that such Borrower and each such Restricted Subsidiary were treated as Flow Through Entities for the period of such financial statements, and (iv) Parent or each such Borrower (as the case may be) provide to Agent a certificate from the applicable Person's chief financial officer which sets forth the calculation of such Permitted Tax Distribution that it proposes to make, which certifies such calculation as being reasonably determined or estimated in good faith by the applicable Borrower, and which is in form and substance satisfactory to Agent.

                           (b)      Estimated tax distributions shall be made
within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 15, May 15, August 15, and December 15 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year. The excess of the Permitted Tax Distributions for a taxable year over the amounts previously distributed as estimated tax distributions may be distributed to Equity Holders within thirty days of the date on which Borrower has filed its federal income tax return with respect to such taxable years. To the extent that the estimated tax distributions previously paid to an Equity Holder in respect of any taxable year are greater than the Permitted Tax Distributions for such year, such excess shall be treated for all purposes of this Agreement as if distributed as an estimated tax distribution on March 15 of the next succeeding year for the purpose of determining amounts permitted to be distributed in such succeeding taxable year.

                           (c)      The amount of the Permitted Tax
Distributions shall be re-computed promptly after (i) the filing by each Borrower of its annual tax return, and (ii) the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Borrower which affected the calculation of the Permitted Tax Distributions for any year should be changed or adjusted, including the determination that such Borrower or any other entity is not a Flow Through Entity (a "Tax Calculation Event"). In the event of a Tax Calculation Event, the amount by which the Permitted Tax Distributions would have been reduced had they been calculated in accordance with the Tax Calculation Event (an "Overdistribution") shall offset the amounts permitted to be distributed through the next two successive estimated tax payment dates (and such amounts permitted to be distributed shall be, for purposes of this Agreement, treated as if distributed to Equity Holders and used to repay the Overdistribution). If the amount of any Overdistribution has not been repaid in full by the end of the second estimated tax payment date following the Tax Calculation Event, such Borrower will use its best efforts to collect the remaining Overdistribution Amount from the Equity Holders. If following a Tax Calculation Event, the amount by which the Permitted Tax Distributions would have been increased had they been calculated in accordance with the Tax Calculation Event (an "Underdistribution"), the amount of such Underdistribution shall be distributed to Equity Holders within 90 days of the date of the Tax Calculation Event.

                           (d)      Prior to making any estimated tax
distribution, each Borrower or Parent, as the case may be, shall require each Equity Holder to agree to make any payment required under Section 7.22(c) hereof.

                           (e)      To the extent that any tax distribution
would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to a Borrower or Parent pursuant to Section 7.22(c) remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay such Borrower or Parent.

         7.21 RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. Sell, nor permit any Restricted Subsidiary to issue or sell, any Stock (other than directors" qualifying shares) of any Restricted Subsidiary to any Person other than a Borrower or a Wholly Owned Subsidiary of such Borrower; provided, that such Borrower and its Restricted Subsidiaries, subject to compliance with Applicable Gaming Laws, may sell all (but not less than all) of the capital Stock of a Restricted Subsidiary owned by such Borrower and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 7.4 hereof.

         7.22 MEMBERSHIP INTERESTS. Authorize or issue certificates evidencing the membership interests in each Borrowers.

         7.23 LIMITATION ON RESTRICTED SUBSIDIARY DIVIDENDS. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                           (a)      pay dividends or make any other
distributions to a Borrower or any of its Restricted Subsidiaries (i) on such Restricted Subsidiary's capital Stock or (ii) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

                           (b)      pay any Indebtedness owed to a Borrower or
any of its Restricted Subsidiaries, or

                           (c)      make loans or advances to a Borrower or any
of its Restricted Subsidiaries, or

                           (d)      transfer any of its assets to a Borrower or
any of its Restricted Subsidiaries,

                  except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

                           (i)      this Agreement or the other Loan Documents;

                           (ii)     the Senior Note Documents;

                           (iii)    applicable law;

                           (iv)     Acquired Debt; provided, that such
                  encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                           (v) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

                           (vi) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

                           (vii)    the agreements governing permitted
                  refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

         7.24 BHR JOINT VENTURE. Permit the BHR Joint Venture to, directly or indirectly:

                  (a)      incur any Indebtedness or issue any
Disqualified Capital Stock; provided that, the BHR Joint Venture may incur:

                           (i)      Indebtedness if immediately after giving
effect to such incurrence on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the second sentence of Section 7.1;

                           (ii)     Indebtedness if immediately after giving
effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed the Maximum Amount less the aggregate principal amount of the Obligations then outstanding, and

                           (iii)    Indebtedness incurred to refinance any
Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Closing Date;

                 (b) create, incur, assume or suffer to exist any Lien on any asset of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens;

                 (c)      declare or pay any dividend or make any
distribution on account of any Stock of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member's ownership interest therein;

                 (d) purchase, redeem or otherwise acquire or retire for value any Stock of the BHR Joint Venture (other than any such Stock owned by Parent or any Restricted Subsidiary); or

                 (e) transfer, other than in the ordinary course of business, any assets of the BHR Joint Venture, unless:

                          (i)      the BHR Joint Venture receives consideration
at the time of such transfer not less than the fair market value of the assets subject to such transfer,

                          (ii)     at least 75% of the consideration for such
transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferee of such assets (provided that, following such transfer there is no further recourse to the BHR Joint Venture with respect to such liabilities), and

                          (iii)    within 270 days of such transfer, the net
proceeds thereof are (A) invested in assets related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with Section 7.24(c).

8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 If any Borrowers or Guarantors fail or neglect to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement: (i) contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.7 (Tax Returns), 6.10 (Compliance with Laws), 6.11 (Leases), and 6.12 (Existence) of this Agreement and such failure continues for a period of 5 Business Days; (ii) contained in Sections 6.1 (Accounting System),
6.6 (Maintenance of Properties), or 6.9 (Location of Inventory and

Equipment), 6.13 (exclusive of clause (d) thereof) (Environmental), 6.16 (License Renewals), or 6.18 (Subsidiary Guarantees) of this Agreement and such failure continues for a period of 15 Business Days; or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or any material term, provision, condition, covenant or agreement contained in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents; in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided, that, during any period of time that any such failure or neglect of any Borrower or any Guarantor referred to in this Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Lenders shall not be required to make Advances (or otherwise extend credit) hereunder;

         8.3 If any material portion of any Borrower's or any Restricted Subsidiary of a Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower;

         8.5 If an Insolvency Proceeding is commenced against Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower, and any of the following events occur: (a) Limited Recourse Guarantor, the applicable Borrower or Restricted Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower, or (e) an order for relief shall have been entered therein;

         8.6 If any Borrower or any Restricted Subsidiary of a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to Limited Recourse Guarantor's, any Borrower's or any Restricted Subsidiary of a Borrower's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any Restricted Subsidiary of a Borrower's assets and the same is not paid before such payment is delinquent;

         8.8 If a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court of competent jurisdiction against Limited Recourse Guarantor, Guarantors or Borrowers, or any of their Restricted Subsidiaries, and such judgment or judgments remain undischarged, unbonded, or unstayed for a period of 60 days after entry; provided, that the aggregate amount of all such judgments exceeds $5,000,000;

         8.9 If there is a default in one or more agreements to which Limited Recourse Guarantor, any Borrower or any of its Restricted Subsidiaries is a party relative to Indebtedness of Limited Recourse Guarantor, such Borrower or Restricted Subsidiary involving an aggregate amount of $5,000,000 or more or any other material agreement to which Limited Recourse Guarantor, any Guarantor or Borrower, or any of their Restricted Subsidiaries, is a party with one or more third Persons, and, in either case, such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Limited Recourse Guarantor's, such Guarantor's or Borrower's, or their respective Restricted Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Limited Recourse Guarantor, any Borrower, any Restricted Subsidiary of a Borrower, or any officer, employee, agent, or director of Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower;

         8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

         8.13 If the obligation of Limited Recourse Guarantor under the Limited Recourse Guaranty is limited or terminated by operation of law or by Limited Recourse Guarantor thereunder;

         8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

         8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower, or a proceeding shall be commenced by Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower, or by any Governmental Authority having jurisdiction over Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower, seeking to establish the invalidity or unenforceability thereof, or Limited Recourse Guarantor, any Borrower or any Restricted Subsidiary of a Borrower shall deny that it has any liability or obligation purported to be created under any Loan Document;

         8.16 If there is an "Event of Default" under, and as defined in, the Indenture;

         8.17 If any Guarantor or Borrower, or any of their Restricted Subsidiaries, fails to keep in full force and effect, suffers the termination, revocation, forfeiture, nonrenewal or suspension of, or suffers a material adverse amendment to, any Gaming License, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable such Guarantor or Borrower, or any such Restricted Subsidiary, to own, operate, or otherwise conduct or manage their businesses, including the riverboat, dockside or land based gaming activities of Guarantors and Borrowers and any other location where Guarantors and Borrowers conduct such business;

         8.18 If any Governmental Authority terminates, suspends, amends, revokes, repeals or fails to renew any law, license, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable any Guarantor or Borrower, or any of their Restricted Subsidiaries, to own, operate, or otherwise conduct or manage their businesses, including the riverboat, dockside or land-based gaming activities and any other location where Guarantors and Borrowers conduct such business; or

         8.19 If there is a Material Adverse Change.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), subject to the provisions of the last paragraph of this Section 9.1, all of which are authorized by Borrowers:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Borrowers' Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e)      [intentionally omitted]

                           (f)      Without notice to or demand upon any
Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to any Borrower (such notice
being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group, or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of any Borrower held by the Lender Group to secure the full and final repayment of all of the Obligations;

                           (i)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (j)      Sell the Borrower Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

                           (k)      Agent shall give notice of the disposition
of the Borrower Collateral as follows:

                           (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (l)      Agent, on behalf of the Lender Group may
credit bid and purchase at any public sale;

                           (m)      Agent may seek the appointment of a receiver
or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

                           (n)      The Lender Group shall have all other rights
and remedies available to it at law or in equity pursuant to any other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

                           (o)      Borrowers, and each of their Subsidiaries,
agree that, upon the occurrence of and during the continuance of an Event of Default and at Agent's request, Borrowers will, and will cause each of their Restricted Subsidiaries to (and, by its execution and delivery of a Guaranty or a joinder thereto, each of Borrowers' Restricted Subsidiaries agrees to), immediately file such applications for approval and shall take all other and further actions required by Agent to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Agent, of the Gaming Licenses held by it, or its interest in any Person holding any such Gaming License. To enforce the provisions of this Section 9.1(o), Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority an involuntary transfer of control of any Gaming License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Borrowers hereby agree to authorize, and to cause each of their Restricted Subsidiaries to authorize (and, by its execution and delivery of a Guaranty or a joinder thereto, each Restricted Subsidiary of Parent and Borrowers agrees to authorize) such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrowers or any such Restricted Subsidiary shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrowers shall further use, and shall cause their Subsidiaries to use, their reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Authority's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Gaming License or other authorization. Borrowers acknowledge that the assignment or transfer of Gaming Licenses is integral to Agent's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Borrowers to comply with the provisions of this Section 9.1(o) and that such failure would not be adequately compensable in damages, and therefore agree that the agreements contained in this Section 9.1(o) may be specifically enforced.

                  All rights, remedies, and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") or the Liquor Laws and all provisions of this Agreement are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Agent will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws) and of the Liquor Authorities under Liquor Laws for the sale of liquor and other alcoholic beverages.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR BORROWER COLLATERAL. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and
(b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers.

         11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

                  If to Administrative
                  Borrower:             THE MAJESTIC STAR CASINO, LLC
                                        301 Fremont Street, 12th Floor
                                        Las Vegas, NV 89101
                                        Attn:    Michael E. Kelly
                                        Fax No. 702-382-5562
                  with copies to:       DYKEMA GOSSETT, PLLC
                                        315 East Eisenhower, Suite 100
                                        Ann Arbor, Michigan 48108
                                        Attn: Barbara A. Kaye, Esq.
                                        Fax No. 734.214.7696

                  and:                  BARDEN DEVELOPMENT, INC.
                                        400 Renaissance Center
                                        Detroit, Michigan 48243-1668
                                        Attn: Michelle Sherman
                                        Fax No. 313.259.0154

                  If to Agent:          WELLS FARGO FOOTHILL, INC.
                                        One Boston Place, 18th Floor
                                        Boston, Massachusetts 02108
                                        Attn: Business Finance Manager
                                        Fax No. 617-523-1697

                  with copies to:       PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                        515 South Flower Street, 25th Floor
                                        Los Angeles, California 90071
                                        Attn: John Francis Hilson, Esq.
                                        Fax No. 213-996-3300

                  Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                 (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 ASSIGNMENTS AND PARTICIPATIONS.

                           (a)      Any Lender may assign and delegate to one or
more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of

$5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                           (b)      From and after the date that Agent notifies
the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.8 of this Agreement.

                           (c)      By executing and delivering an Assignment
and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d)      Immediately upon Agent's receipt of the
required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e)      Any Lender may at any time, with the written
consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the

Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                           (f)      In connection with any such assignment or
participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

                           (g)      Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

                           (a)      increase or extend any Commitment of any
Lender,

                           (b)      postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                           (c)      reduce the principal of, or the rate of
interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                           (d)      change the percentage of the Commitments
that is required to take any action hereunder,

                           (e)      amend or modify this Section or any
provision of the Agreement providing for consent or other action by all Lenders,

                           (f)      release Collateral other than as permitted
by Section 16.12,

                           (g)      change the definition of "Required Lenders"
or "Pro Rata Share",

                           (h)      contractually subordinate any of the Agent's
Liens,

                           (i)      release any Borrower or Guarantor from any
obligation for the payment of money, or

                           (j)      change the definition of Borrowing Base or
the definitions of Borrowing Base, EBITDA, Maximum Revolver Amount, or change
Section 2.1(b); or

                           (k)      amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

         15.2 REPLACEMENT OF HOLDOUT LENDER If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such

Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 (other than the proviso to Section 16.11(d)) are solely for the benefit of Agent, and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:

(a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper

Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrowers and their Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

         16.11 WITHHOLDING TAXES.

                           (a)      If any Lender is a "foreign person" within
the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative
Borrower:

                           (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception,
                  (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or
                  (III) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b)      If any Lender claims exemption from, or
reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                           (c)      If any Lender is entitled to a reduction in
the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (d)      If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                           (e)      All payments made by Borrowers hereunder or
under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such

Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

         16.12 COLLATERAL MATTERS.

                           (a)      The Lenders hereby irrevocably authorize
Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) that Agent and the Lenders have agreed to release pursuant to the provisions of this Agreement or any definition contained herein,
(iv) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or
(v) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (b)      Agent shall have no obligation whatsoever to
any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                           (a)      Each of the Lenders agrees that it shall
not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                           (b)      If, at any time or times any Lender shall
receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other

Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                           (a)      is deemed to have requested that Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                           (b)      expressly agrees and acknowledges that Agent
does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                           (c)      expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

                           (d)      agrees to keep all Reports and other
material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

                           (e)      without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such

Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul, Hastings") only has represented and only shall represent WFF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul, Hastings does not represent it in connection with any such matters.

17. GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with Section 15.1.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 CONFIDENTIALITY. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this
Section 17.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.8 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

         17.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                                          [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        THE MAJESTIC STAR CASINO, LLC
                                        an Indiana limited liability company

                                        By:____________________________
                                        Title:

                                        BARDEN MISSISSIPPI GAMING, LLC
                                        a Mississippi limited liability company

                                        By:____________________________
                                        Title:

                                        BARDEN COLORADO GAMING, LLC
                                        a Colorado limited liability company

                                        By:_____________________________
                                        Title:

                                        WELLS FARGO FOOTHILL, INC.
                                        a California corporation, as Agent
                                         and as a Lender

                                        By:______________________________
                                        Title:

                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION. .........................................................................      1
         1.1      Definitions...................................................................................      1
         1.2      Accounting Terms..............................................................................     44
         1.3      Code..........................................................................................     44
         1.4      Construction..................................................................................     44
         1.5      Schedules and Exhibits........................................................................     45
         1.6      Indenture.....................................................................................     45

2.       LOAN AND TERMS OF PAYMENT. ............................................................................     45
         2.1      Revolver Advances.............................................................................     45
         2.2      [intentionally omitted].......................................................................     45
         2.3      Borrowing Procedures and Settlements..........................................................     45
         2.4      Payments......................................................................................     52
         2.5      Overadvances..................................................................................     55
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and
                  Calculations..................................................................................     56
         2.7      [intentionally omitted].......................................................................     57
         2.8      Crediting Payments............................................................................     57
         2.9      Designated Account............................................................................     57
         2.10     Maintenance of Loan Account; Statements of Obligations........................................     57
         2.11     Fees..........................................................................................     58
         2.12     Letters of Credit.............................................................................     59
         2.13     LIBOR Option..................................................................................     62
         2.14     Capital Requirements..........................................................................     65
         2.15     Joint and Several Liability of Borrowers......................................................     65

3.       CONDITIONS; TERM OF AGREEMENT. ........................................................................     68
         3.1      Conditions Precedent to the Initial Extension of Credit.......................................     68
         3.2      Conditions Subsequent to the Initial Extension of Credit......................................     72
         3.3      Conditions Precedent to all Extensions of Credit..............................................     72
         3.4      Term..........................................................................................     73
         3.5      Effect of Termination.........................................................................     73
         3.6      Early Termination by Borrowers................................................................     73

4.       CREATION OF SECURITY INTEREST..........................................................................     74
         4.1      Grant of Security Interest....................................................................     74
         4.2      Negotiable Collateral.........................................................................     74
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral........................     75
         4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery of
                  Additional Documentation Required.............................................................     75
         4.5      Power of Attorney.............................................................................     76
         4.6      Right to Inspect..............................................................................     76
         4.7      Control Agreements............................................................................     76

5.       REPRESENTATIONS AND WARRANTIES.........................................................................     77
         5.1      No Encumbrances...............................................................................     77
         5.2      [intentionally omitted].......................................................................     77
         5.3      [intentionally omitted].......................................................................     77
         5.4      Equipment.....................................................................................     77
         5.5      Location of Inventory and Equipment...........................................................     77
         5.6      Inventory Records.............................................................................     78
         5.7      State of Incorporation; Location of Chief Executive Office; FEIN;
                  Organizational ID Number; Commercial Tort Claims..............................................     78
         5.8      Due Organization and Qualification; Restricted Subsidiaries...................................     78
         5.9      Due Authorization; No Conflict................................................................     79
         5.10     Litigation....................................................................................     81
         5.11     No Material Adverse Change....................................................................     81
         5.12     Fraudulent Transfer...........................................................................     81
         5.13     Employee Benefits.............................................................................     81
         5.14     Environmental Condition.......................................................................     81
         5.15     Brokerage Fees................................................................................     82
         5.16     Intellectual Property.........................................................................     82
         5.17     Leases........................................................................................     82
         5.18     DDAs..........................................................................................     82
         5.19     Complete Disclosure...........................................................................     82
         5.20     Indebtedness..................................................................................     83
         5.21     Licenses and Permits..........................................................................     83

6.       AFFIRMATIVE COVENANTS. ................................................................................     83
         6.1      Accounting System.............................................................................     83
         6.2      Collateral Reporting..........................................................................     84
         6.3      Financial Statements, Reports, Certificates...................................................     84
         6.4      [intentionally omitted].......................................................................     86
         6.5      [intentionally omitted].......................................................................     86
         6.6      Maintenance of Properties.....................................................................     86
         6.7      Taxes.........................................................................................     87
         6.8      Insurance.....................................................................................     87
         6.9      Location of Inventory and Equipment...........................................................     88
         6.10     Compliance with Laws..........................................................................     89
         6.11     Leases........................................................................................     89
         6.12     Existence.....................................................................................     89
         6.13     Environmental.................................................................................     89
         6.14     Disclosure Updates............................................................................     89
         6.15     Governmental Authorization....................................................................     90
         6.16     License Renewals..............................................................................     90
         6.17     Licenses and Permits..........................................................................     90
         6.18     Subsidiary Guarantees.........................................................................     90

7.       NEGATIVE COVENANTS. ...................................................................................     91
         7.1      Indebtedness..................................................................................     91
         7.2      Liens.........................................................................................     91
         7.3      Restrictions on Fundamental Changes...........................................................     91
         7.4      Ownership and Disposal of Assets..............................................................     92
         7.5      Change Name...................................................................................     94
         7.6      Nature of Business............................................................................     94
         7.7      Prepayments and Amendments....................................................................     94
         7.8      Change of Control.............................................................................     94
         7.9      Consignments..................................................................................     95
         7.10     Distributions.................................................................................     95
         7.11     Accounting Methods............................................................................     95
         7.12     Investments...................................................................................     95
         7.13     Transactions with Affiliates..................................................................     97
         7.14     Suspension....................................................................................     98
         7.15     Compensation..................................................................................     98
         7.16     Use of Proceeds...............................................................................     98
         7.17     Inventory and Equipment with Bailees..........................................................     99
         7.18     Financial Covenants...........................................................................     99
         7.19     Operation of Vessels..........................................................................    101
         7.20     Permitted Tax Distributions...................................................................    101
         7.21     Restrictions on Sale and Issuance of Subsidiary Stock.........................................    103
         7.22     Membership Interests..........................................................................    103
         7.23     Limitation on Restricted Subsidiary Dividends.................................................    103

8.       EVENTS OF DEFAULT. ....................................................................................    105

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.................................................................    108
         9.1      Rights and Remedies...........................................................................    108
         9.2      Remedies Cumulative...........................................................................    111

10.      TAXES AND EXPENSES. ...................................................................................    112

11.      WAIVERS; INDEMNIFICATION...............................................................................    112
         11.1     Demand; Protest; etc..........................................................................    112
         11.2     The Lender Group's Liability for Borrower Collateral..........................................    112
         11.3     Indemnification...............................................................................    112

12.      NOTICES. ..............................................................................................    113

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. ...........................................................    114

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. ...........................................................    115
         14.1     Assignments and Participations................................................................    115
         14.2     Successors....................................................................................    118

15.      AMENDMENTS; WAIVERS. ..................................................................................    118
         15.1     Amendments and Waivers........................................................................    118
         15.2     Replacement of Holdout Lender.................................................................    119
         15.3     No Waivers; Cumulative Remedies...............................................................    120

16.      AGENT; THE LENDER GROUP................................................................................    120
         16.1     Appointment and Authorization of Agent........................................................    120
         16.2     Delegation of Duties..........................................................................    121
         16.3     Liability of Agent............................................................................    121
         16.4     Reliance by Agent.............................................................................    121
         16.5     Notice of Default or Event of Default.........................................................    122
         16.6     Credit Decision...............................................................................    122
         16.7     Costs and Expenses; Indemnification...........................................................    123
         16.8     Agent in Individual Capacity..................................................................    123
         16.9     Successor Agent...............................................................................    124
         16.10    Lender in Individual Capacity.................................................................    124
         16.11    Withholding Taxes.............................................................................    125
         16.12    Collateral Matters............................................................................    127
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.......................................    128
         16.14    Agency for Perfection.........................................................................    128
         16.15    Payments by Agent to the Lenders..............................................................    128
         16.16    Concerning the Collateral and Related Loan Documents..........................................    128
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information........................................................    129
         16.18    Several Obligations; No Liability.............................................................    130
         16.19    Legal Representation of Agent.................................................................    130

17.      GENERAL PROVISIONS. ...................................................................................    130
         17.1     Effectiveness.................................................................................    130
         17.2     Section Headings..............................................................................    130
         17.3     Interpretation................................................................................    131
         17.4     Severability of Provisions....................................................................    131
         17.5     Amendments in Writing.........................................................................    131
         17.6     Counterparts; Telefacsimile Execution.........................................................    131
         17.7     Revival and Reinstatement of Obligations......................................................    131
         17.8     Confidentiality...............................................................................    131
         17.9     Integration...................................................................................    132
         17.10    Parent as Agent for Borrowers.................................................................    132

                             EXHIBITS AND SCHEDULES

Exhibit A-1                                 Form of Assignment and Acceptance
Exhibit C-1                                 Form of Compliance Certificate
Exhibit I-1                                 Form of Intercreditor Agreement
Exhibit L-1                                 Form of LIBOR Notice
Schedule A-1                                Agent's Account
Schedule C-1                                Commitments
Schedule D-1                                Designated Account
Schedule P-1                                Permitted Investments
Schedule P-2                                Permitted Liens
Schedule R-1                                Real Property Collateral
Schedule 5.5                                Locations of Inventory and Equipment
Schedule 5.7(a)                             States of Organization
Schedule 5.7(b)                             Chief Executive Offices
Schedule 5.7(c)                             FEINS
Schedule 5.7(d)                             Commercial Tort Claims
Schedule 5.8(b)                             Capitalization of Borrowers
Schedule 5.8(c)                             Capitalization of Borrowers' Subsidiaries
Schedule 5.10                               Litigation
Schedule 5.14                               Environmental Matters
Schedule 5.15                               Brokerage Fees
Schedule 5.16                               Intellectual Property
Schedule 5.18                               Deposit Accounts and Securities Accounts
Schedule 5.20                               Permitted Indebtedness
Schedule 7.13                               Permitted Affiliate Transactions

                                  SCHEDULE A-1
                                 AGENT'S ACCOUNT

                  An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1
                                   COMMITMENTS

          LENDER                 REVOLVER COMMITMENT
=======================================================
Wells Fargo Foothill, Inc.              $80,000,000
                                        ===========
        All Lenders                     $80,000,000
                                        ===========

                                  SCHEDULE D-1
                               DESIGNATED ACCOUNT

                  Account number 11 56934 of Administrative Borrower maintained with Administrative Borrower's Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

                  "Designated Account Bank" means Mercantile National Bank of Indiana, whose office is located at 5243 Hohman Avenue, Hammond, Indiana 46320, and whose ABA number is 071912813.